                                                                     Ex-99.17(f)

Prospectus
                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE

MID CAP GROWTH FUND


PROSPECTUS JAN. 22, 2010


RIVERSOURCE MID CAP GROWTH FUND SEEKS TO PROVIDE
SHAREHOLDERS WITH GROWTH OF CAPITAL.


CLASS            TICKER SYMBOL
-----            -------------
Class A          INVPX
Class B          IDQBX
Class C          AESCX
Class I          AQUIX
Class R2         --
Class R3         --
Class R4         IESYX
Class R5         --




As with all mutual funds, the Securities and Exchange
Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.



 NOT FDIC INSURED - MAY LOSE VALUE - NO BANK GUARANTEE

TABLE OF CONTENTS


SUMMARY OF THE FUND
Investment Objective.....    3p
Fees and Expenses of the
  Fund...................    3p
Principal Investment
  Strategies of the
  Fund...................    4p
Principal Risks of
  Investing in the Fund..    4p
Past Performance.........    5p
Fund Management..........    7p
Buying and Selling
  Shares.................    7p
Tax Information..........    8p
Financial Intermediary
  Compensation...........    8p
MORE INFORMATION ABOUT
  THE FUND
Investment Objective.....    9p
Principal Investment
  Strategies of the
  Fund...................    9p
Principal Risks of
  Investing in the Fund..   10p
More about Annual Fund
  Operating Expenses.....   11p
Other Investment
  Strategies and Risks...   11p
Fund Management and
  Compensation...........   14p
FINANCIAL HIGHLIGHTS.....   16P
BUYING AND SELLING
  SHARES.................   S.1
DESCRIPTION OF SHARE
  CLASSES................   S.2
  Investment
    Options -- Classes of
    Shares...............   S.2
  Sales Charges..........   S.7
  Opening an Account.....  S.16
EXCHANGING OR SELLING
  SHARES.................  S.20
  Exchanges..............  S.23
  Selling Shares.........  S.26
PRICING AND VALUING OF
  FUND SHARES............  S.27
DISTRIBUTIONS AND TAXES..  S.28
GENERAL INFORMATION......  S.32





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2P  RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS

SUMMARY OF THE FUND

INVESTMENT OBJECTIVE


RiverSource Mid Cap Growth Fund (the Fund) seeks to provide shareholders with growth of capital.


FEES AND EXPENSES OF THE FUND


This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You may qualify for sales charge discounts on Class A shares of the Fund if you and members of your household invest, or agree to invest in the future, at least $50,000 in the RiverSource Family of Funds. More information about these and other discounts is available from your financial intermediary and under "Sales Charges" on page S.7 of this prospectus and under "Class A -- Calculation of the Sales Charge" on page D.1 of Appendix D in the Fund's Statement of Additional Information (SAI).


 SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)


                                                                   CLASS I, R2,
                                        CLASS A  CLASS B  CLASS C   R3, R4, R5
Maximum sales charge (load) imposed
on purchases
(as a percentage of offering price)      5.75%     None     None       None
Maximum deferred sales charge (load)
imposed on redemptions
(as a percentage of offering price at
the time of purchase, or current net
asset value, whichever is less)             1%       5%       1%       None




 ANNUAL FUND OPERATING EXPENSES(a)
 (EXPENSES THAT YOU PAY EACH YEAR AS A PERCENTAGE OF THE VALUE OF YOUR
 INVESTMENT)



                                     CLASS A   CLASS B   CLASS C   CLASS I
Management fees                       0.78%     0.78%     0.78%     0.78%
Distribution and/or service (12b-
1) fees                               0.25%     1.00%     1.00%     0.00%
Other expenses                        0.37%     0.40%     0.37%     0.11%
Total annual fund operating
expenses                              1.40%     2.18%     2.15%     0.89%
                                    CLASS R2  CLASS R3  CLASS R4  CLASS R5
Management fees                       0.78%     0.78%     0.78%     0.78%
Distribution and/or service (12b-
1) fees                               0.50%     0.25%     0.00%     0.00%
Other expenses                        0.41%     0.41%     0.41%     0.16%
Total annual fund operating
expenses                              1.69%     1.44%     1.19%     0.94%






(a) The expense ratios have been adjusted to reflect current fees.



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                          RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS  3P

EXAMPLE



The Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem your shares at the end of those periods (unless otherwise noted). The Example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:



                                   1 YEAR   3 YEARS   5 YEARS   10 YEARS
Class A (whether or not shares
are redeemed)                       $709      $993     $1,298    $2,163
Class B (if shares are
redeemed)                           $721      $982     $1,370    $2,320
Class B (if shares are not
redeemed)                           $221      $682     $1,170    $2,320
Class C (if shares are
redeemed)                           $318      $673     $1,155    $2,487
Class C (if shares are not
redeemed)                           $218      $673     $1,155    $2,487
Class I (whether or not shares
are redeemed)                       $ 91      $284     $  494    $1,100
Class R2 (whether or not shares
are redeemed)                       $172      $533     $  919    $2,003
Class R3 (whether or not shares
are redeemed)                       $147      $456     $  788    $1,729
Class R4 (whether or not shares
are redeemed)                       $121      $378     $  655    $1,448
Class R5 (whether or not shares
are redeemed)                       $ 96      $300     $  521    $1,159





PORTFOLIO TURNOVER


The Fund pays transaction costs, such as commissions, when it buys and sells securities (or "turns over" its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund's performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 126% of the average value of its portfolio.


PRINCIPAL INVESTMENT STRATEGIES OF THE FUND


Under normal market conditions, the Fund will invest at least 80% of its net assets at the time of purchase in the common stocks of mid-capitalization companies. The investment manager defines mid-cap companies as those whose market capitalization (number of shares outstanding multiplied by the share price) falls within the range of the companies that comprise the Russell Midcap(R) Growth Index (the Index). The market capitalization range of the companies included within the Index was $250 million to $16.27 billion as of Nov. 30, 2009. Over time, the capitalizations of the companies in the Index will change. As they do, the size of the companies in which the Fund invests may change.


PRINCIPAL RISKS OF INVESTING IN THE FUND


Please remember that with any mutual fund investment you may lose money. Principal risks associated with an investment in the Fund include:



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4P  RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS

ACTIVE MANAGEMENT RISK. The Fund's performance will reflect in part the ability of the portfolio managers to select securities and to make investment decisions that are suited to achieving the Fund's investment objective. The Fund could underperform other mutual funds with similar investment objectives.


ISSUER RISK. An issuer in which the Fund invests may perform poorly, and therefore, the value of its securities may decline.


MARKET RISK. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole.

MID-SIZED COMPANY RISK. Investments in mid-sized companies often involve greater risks than investments in larger, more established companies because mid-sized companies may lack the management experience, financial resources, product diversification and competitive strengths of larger companies.



PAST PERFORMANCE

The following bar chart and table provide some illustration of the risks of investing in the Fund by showing, respectively:


- how the Fund's Class A share performance has varied for each full calendar year shown on the bar chart; and



- how the Fund's average annual total returns compare to recognized measures of market performance shown on the table. The inception date for Class R2, Class R3 and Class R5 is expected to be on or about March 15, 2010 and therefore performance information for these classes is not shown.





How the Fund has performed in the past (before and after taxes) does not indicate how the Fund will perform in the future. Updated performance information is available at performance.riversource.com for RiverSource and Threadneedle funds, at seligman.com/fund/list for Seligman funds, and for all funds in the RiverSource Family of Funds by calling, without charge, 1(800) 221-2450.





Class A share information is shown in the bar chart; the sales charge for Class A shares is not reflected in the bar chart. If the sales charge was reflected, returns would be less than those shown.


After-tax returns are shown only for Class A shares. After-tax returns for the other classes will vary. After-tax returns are calculated using the highest historical individual federal marginal income tax rate and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on your tax situation and most likely will differ from the returns shown in the table. If you hold your shares in a tax-deferred account, such as a 401(k) plan or an IRA, the after-tax returns do not apply to you since you will not incur taxes until you begin to withdraw from your account.


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                          RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS  5P

           CLASS A AVERAGE ANNUAL TOTAL RETURNS (BEFORE SALES CHARGE)


                                   (BAR CHART)


         -5.66%    -12.65%   -13.78%   +22.99%   +9.47%    +9.88%    -0.23%    +14.04%   -44.67%   +62.52%

          2000      2001      2002      2003      2004      2005      2006      2007      2008      2009





                                 (CALENDAR YEAR)



During the periods shown:



- Highest return +26.78% (quarter ended June 30, 2009)



- Lowest return -28.29% (quarter ended Dec. 31, 2008).





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6P  RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS

 AVERAGE ANNUAL TOTAL RETURNS (AFTER APPLICABLE SALES CHARGES)



                                                           CLASS C    CLASS I
                                                            SINCE      SINCE
(FOR PERIODS ENDED DEC. 31,                               INCEPTION  INCEPTION
2009)                          1 YEAR  5 YEARS  10 YEARS  (6/26/00)   (3/4/04)
RiverSource Mid Cap Growth
Fund:
  Class A -- before taxes     +53.17%   +1.17%   +0.14%       N/A        N/A
  Class A -- after taxes on
  distributions               +53.17%   -0.28%   -1.09%       N/A        N/A
  Class A -- after taxes on
  distributions and
  redemption of fund shares   +34.56%   +0.91%   -0.11%       N/A        N/A
  Class B -- before taxes     +56.42%   +1.33%   -0.05%       N/A        N/A
  Class C -- before taxes     +60.29%   +1.60%     N/A      -0.05%       N/A
  Class I -- before taxes     +63.51%   +2.85%     N/A        N/A      +3.43%
  Class R4 -- before taxes    +63.16%   +2.57%   +0.91%       N/A        N/A
Russell Midcap(R) Growth
Index (reflects no
deduction for fees,
expenses or taxes)            +46.29%   +2.40%   -0.52%     -1.79%     +3.45%
Lipper Mid-Cap Growth Funds
Index (reflects no
deduction for fees or
taxes)                        +42.65%   +3.35%   -1.47%     +0.16%     +4.87%






FUND MANAGEMENT


INVESTMENT MANAGER: RiverSource Investments, LLC




PORTFOLIO MANAGERS        TITLE                      MANAGED FUND SINCE
------------------        -----                      ------------------
John K. Schonberg, CFA    Portfolio Manager          Oct. 2006
Sam Murphy                Associate Portfolio        June 2007
                          Manager
Mike Marzolf              Associate Portfolio        June 2007
                          Manager



BUYING AND SELLING SHARES

MINIMUM INITIAL INVESTMENT (ALL
CLASSES)                           NONQUALIFIED ACCOUNTS  TAX QUALIFIED ACCOUNTS
For investors other than
scheduled investment plans                 $2,000                 $1,000
Scheduled investment plans                 $  100                 $  100




SUBSEQUENT INVESTMENTS (ALL
CLASSES)                           NONQUALIFIED ACCOUNTS  TAX QUALIFIED ACCOUNTS
For investors other than
scheduled investment plans                  $100                   $100
Scheduled investment plans                  $100                   $ 50



EXCHANGING OR SELLING SHARES


Your shares are redeemable -- they may be sold back to the Fund. If you maintain your account with a financial intermediary, you must contact that financial intermediary to exchange or sell shares of the Fund.



If your account was established directly with the Fund, you may request an exchange or sale of shares.



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                          RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS  7P

BY MAIL: Mail your exchange or sale request to:

  Regular Mail: RiverSource Family of Funds, c/o Boston Financial, P.O. Box 8041, Boston, MA 02266-8041
  Express Mail: RiverSource Family of Funds, c/o Boston Financial, 30 Dan Road, Canton, MA 02021-2809

BY TELEPHONE OR WIRE TRANSFER: Call 1(800) 221-2450. A service fee may be charged against your account for each wire sent.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income or capital gains.

FINANCIAL INTERMEDIARY COMPENSATION


If you purchase shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary to recommend the Fund over another investment. Ask your financial intermediary or visit their website for more information.



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8P  RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS

MORE INFORMATION ABOUT THE FUND


INVESTMENT OBJECTIVE

RiverSource Mid Cap Growth Fund (the Fund) seeks to provide shareholders with growth of capital. Because any investment involves risk, there is no assurance this objective can be achieved. Only shareholders can change the Fund's objective.

PRINCIPAL INVESTMENT STRATEGIES OF THE FUND


Under normal market conditions, the Fund will invest at least 80% of its net assets at the time of purchase in the common stocks of mid-capitalization companies. The Fund will provide shareholders with at least 60 days' notice of any change in the 80% policy. The investment manager (RiverSource Investments, LLC) defines mid-cap companies as those whose market capitalization (number of shares outstanding multiplied by the share price) falls within the range of the companies that comprise the Russell Midcap(R) Growth Index (the Index). The market capitalization range of the companies included within the Index was $250 million to $16.27 billion as of Nov. 30, 2009. Over time, the capitalizations of the companies in the Index will change. As they do, the size of the companies in which the Fund invests may change. As long as an investment continues to meet the Fund's other investment criteria, the Fund may choose to continue to hold a stock even if the company's market capitalization grows beyond the largest market capitalization of a company within the Index or falls below the market capitalization of the smallest company within the Index.


In pursuit of the Fund's objective, the investment manager chooses equity investments by, among other things:

- Analyzing a company's:

  - management's track record;

  - financial strength;

  - growth potential (on average, a company's expected ability to generate future earnings growth of at least 15% per year); and

  - competitive market position.

- Identifying sectors with growth potential and weighting purchases in those sectors more heavily.

- Considering market trends and identifying opportunities within multiple industries that offer a desirable risk/reward trade-off for shareholders.

In evaluating whether to sell a security, the investment manager considers, among other factors, whether:

- The security is overvalued relative to alternative investments.


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                          RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS  9P

- The company has met the investment manager's earnings and/or growth expectations.

- Political, economic, or other events could affect the company's performance.

- The company or the security continues to meet the other standards described above.



PRINCIPAL RISKS OF INVESTING IN THE FUND


Please remember that with any mutual fund investment you may lose money. Principal risks associated with an investment in the Fund include:


ACTIVE MANAGEMENT RISK. The Fund is actively managed and its performance therefore will reflect in part the ability of the portfolio managers to select securities and to make investment decisions that are suited to achieving the Fund's investment objective. Due to its active management, the Fund could underperform other mutual funds with similar investment objectives.


ISSUER RISK. An issuer in which the Fund invests may perform poorly, and therefore, the value of its securities may decline. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures or other factors.


MARKET RISK. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably. This risk is generally greater for small and mid-sized companies, which tend to be more vulnerable to adverse developments. In addition, focus on a particular style, for example, investment in growth or value securities, may cause the Fund to underperform other mutual funds if that style falls out of favor with the market.

MID-SIZED COMPANY RISK. Investments in mid-sized companies often involve greater risks than investments in larger, more established companies because mid-sized companies may lack the management experience, financial resources, product diversification and competitive strengths of larger companies. In addition, in some instances the securities of mid-sized companies are traded only over-the-counter or on regional securities exchanges and the frequency and volume of their trading is substantially less than is typical of larger companies.


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10P  RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS

MORE ABOUT ANNUAL FUND OPERATING EXPENSES



The following information is presented in addition to, and should be read in conjunction with, the "Fees and Expenses of the Fund" that appears in the Summary of the Fund.





Calculation of Annual Fund Operating Expenses. Annual fund operating expenses are based on expenses incurred during the Fund's most recently completed fiscal year and are expressed as a percentage (expense ratio) of the Fund's average net assets during the fiscal period. The expense ratios are adjusted to reflect current fee arrangements, but are not adjusted to reflect the Fund's average net assets as of a different period or a different point in time, as the Fund's asset levels will fluctuate. In general, the Fund's operating expenses will increase as its assets decrease, such that the Fund's actual expense ratios may be higher than the expense ratios presented in the table.




OTHER INVESTMENT STRATEGIES AND RISKS


Other Investment Strategies. In addition to the principal investment strategies previously described, the Fund may utilize investment strategies that are not principal investment strategies, including investment in affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds (ETFs), also referred to as "acquired funds") ownership of which results in the Fund bearing its proportionate share of the acquired funds' fees and expenses and proportionate exposure to the risks associated with acquired funds' underlying investments. ETFs are generally designed to replicate the price and yield of a specified market index. An ETF's share price may not track its specified market index and may trade below its net assets value, resulting in a loss. ETFs generally use a "passive" investment strategy and will not attempt to take defensive positions in volatile or declining markets. An active secondary market in an ETF's shares may not develop or be maintained and may be halted or interrupted due to actions by its listing exchange, unusual market conditions or other reasons. There can be no assurance an ETF's shares will continue to be listed on an active exchange.



Additionally, the Fund may use derivatives such as futures, options, forward contracts, and swaps (which are financial instruments that have a value which depends upon, or is derived from, the value of something else, such as one or more underlying securities, pools of securities, indexes or currencies). These derivative instruments are used to produce incremental earnings, to hedge existing positions, to increase or reduce market or credit exposure, or to increase flexibility. Derivative instruments will typically increase the Fund's exposure to the principal risks to which it is otherwise exposed, and may expose the Fund to additional risks, including counterparty credit risk, leverage risk, hedging risk, correlation risk, and liquidity risk.



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                         RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS  11P

Counterparty credit risk is the risk that a counterparty to the derivative instrument becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, and the Fund may obtain no recovery of its investment or may only obtain a limited recovery, and any recovery may be delayed.



Leverage risk is the risk that losses from the derivative instrument may be greater than the amount invested in the derivative instrument.



Hedging risk is the risk that derivative instruments used to hedge against an opposite position, may offset losses, but they may also offset gains. There is no guarantee that a hedging strategy will eliminate the risk which the hedging strategy is intended to offset, which may lead to losses within the Fund.



Correlation risk is related to hedging risk and is the risk that there may be an incomplete correlation between the hedge and the opposite position, which may result in increased or unanticipated losses.



Liquidity risk is the risk that the derivative instrument may be difficult or impossible to sell or terminate, which may cause the Fund to be in a position to do something the investment manager would not otherwise choose, including, accepting a lower price for the derivative instrument, selling other investments, or foregoing another, more appealing investment opportunity. Derivative instruments which are not traded on an exchange, including, but not limited to, forward contracts, swaps and over-the-counter options, may have increased liquidity risk.



In addition, a relatively small price movement in the underlying security, currency or index may result in a substantial loss for the Fund using derivatives and certain derivatives have the potential for unlimited losses, regardless of the size of the initial investment. Even though the Fund's policies permit the use of derivatives in this manner, the portfolio managers are not required to use derivatives.



For more information on strategies and holdings, and the risks of such strategies, including derivative instruments that the Fund may use, see the Fund's SAI and its annual and semiannual reports.



Unusual Market Conditions. The Fund may, from time to time, take temporary defensive positions, including investing more of its assets in money market securities in an attempt to respond to adverse market, economic, political, or other conditions. Although investing in these securities would serve primarily to attempt to avoid losses, this type of investing also could prevent the Fund from achieving its investment objective. During these times, the portfolio managers may make frequent securities trades that could result in increased fees, expenses and taxes, and decreased performance. Instead of investing in money market securities directly, the Fund may invest in shares of an affiliated or unaffiliated money market fund. See "Cash Reserves" under the section "General Information" for more information.



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12P  RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS

Securities Transaction Commissions. Securities transactions involve the payment by the Fund of brokerage commissions to broker-dealers, on occasion as compensation for research or brokerage services (commonly referred to as "soft dollars"), as the portfolio managers buy and sell securities for the Fund in pursuit of its objective. A description of the policies governing the Fund's securities transactions and the dollar value of brokerage commissions paid by the Fund are set forth in the SAI. The brokerage commissions set forth in the SAI do not include implied commissions or mark-ups (implied commissions) paid by the Fund for principal transactions (transactions made directly with a dealer or other counterparty), including most fixed income securities (and certain other instruments, including derivatives). Brokerage commissions do not reflect other elements of transaction costs, including the extent to which the Fund's purchase and sale transactions may cause the market to move and change the market price for an investment.


Although brokerage commissions and implied commissions are not reflected in the expense table under "Fees and Expenses of the Fund" that appears in the Summary of the Fund, they are reflected in the total return of the Fund.



Portfolio Turnover. Trading of securities may produce capital gains, which are taxable to shareholders as ordinary income or capital gain when distributed. Active trading may also increase the amount of brokerage commissions paid or mark-ups to broker-dealers that the Fund pays when it buys and sells securities. Capital gains and increased brokerage commissions or mark-ups paid to broker-dealers may adversely affect a fund's performance. The Fund's historical portfolio turnover rate, which measures how frequently the Fund buys and sells investments, is shown in the "Financial Highlights."



Directed Brokerage. The Fund's Board of Directors/Trustees (the Board) has adopted a policy prohibiting the investment manager, or any subadviser, from considering sales of shares of the Fund as a factor in the selection of broker-dealers through which to execute securities transactions.


Additional information regarding securities transactions can be found in the SAI.


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                         RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS  13P

FUND MANAGEMENT AND COMPENSATION

INVESTMENT MANAGER


RiverSource Investments, LLC (the investment manager or RiverSource Investments), 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is the investment manager to the RiverSource Family of Funds (including the RiverSource funds, RiverSource Partners funds, Threadneedle funds and Seligman funds) and is a wholly-owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the RiverSource Family of Funds, RiverSource Investments manages investments for itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products. For all of its clients, RiverSource Investments seeks to allocate investment opportunities in an equitable manner over time. See the SAI for more information.



The RiverSource Family of Funds has received an order from the Securities and Exchange Commission that permits RiverSource Investments, subject to the approval of the Board, to appoint a subadviser or change the terms of a subadvisory agreement for a fund without first obtaining shareholder approval. The order permits the Fund to add or change unaffiliated subadvisers or change the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change. RiverSource Investments and its affiliates may have other relationships, including significant financial relationships, with current or potential subadvisers or their affiliates, that may create a conflict of interest. In making recommendations to the Board to appoint or to change a subadviser, or to change the terms of a subadvisory agreement, RiverSource Investments does not consider any other relationship it or its affiliates may have with a subadviser, and RiverSource Investments discloses to the Fund's Board the nature of any material relationships it has with a subadviser.



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14P  RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS

The Fund pays RiverSource Investments a fee for managing its assets. Under the Investment Management Services Agreement (Agreement), the fee for the most recent fiscal year was 0.78% of the Fund's average daily net assets, including an adjustment under the terms of a performance incentive arrangement that increased the management fee by 0.08% for the most recent fiscal year. The adjustment is computed by comparing the Fund's performance to the performance of an index of comparable funds published by Lipper Inc. The index against which the Fund's performance is currently measured for purposes of the performance incentive adjustment is the Lipper Mid-Cap Growth Funds Index. In certain circumstances, the Fund's Board may approve a change in the index. The maximum adjustment (increase or decrease) is 0.12% of the Fund's average net assets on an annual basis. Under the Agreement, the Fund also pays taxes, brokerage commissions, and nonadvisory expenses. A discussion regarding the basis for the Board approving the Agreement is available in the Fund's semiannual shareholder report for the period ended May 31, 2009.




Portfolio Manager(s). The portfolio managers responsible for the day-to-day management of the Fund are:

John K. Schonberg, CFA, Portfolio Manager

- Managed the Fund since Oct. 2006.

- Equity Team Leader.

- Joined RiverSource Investments in 1997.

- Began investment career in 1988.

- BS, University of Nebraska.

Sam Murphy, Associate Portfolio Manager

- Managed the Fund since June 2007.

- Employed by RiverSource Investments from 1999-2002; returned to RiverSource Investments in 2006 as a Senior Research Analyst.

- Began investment career in 1989.

- MBA, University of Pennsylvania, Wharton School of Business.

Mike Marzolf, Associate Portfolio Manager

- Managed the Fund since June 2007.

- Joined RiverSource Investments in 2007 as an Associate Portfolio Manager.

- Began investment career in 1998.

- BS, University of St. Thomas.

The SAI provides additional information about portfolio manager compensation, management of other accounts and ownership of shares in the Fund.


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                         RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS  15P

FINANCIAL HIGHLIGHTS


The financial highlights tables are intended to help you understand the Fund's financial performance for the past five years. Certain information reflects financial results for a single Fund share. For periods ended 2007 and after, per share net investment income (loss) amounts are calculated based on average shares outstanding during the period. The total returns in the tables represent the rate that an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and other distributions, if any). Total returns do not reflect payment of sales charges, if any, and are not annualized for periods of less than one year. The information for the fiscal years ended on or after Nov. 30 2007 has been derived from the financial statements audited by Ernst & Young LLP, whose report, along with the Fund's financial statements and financial highlights, is included in the annual report which, if not included with this prospectus, is available upon request. The information for the periods ended on or before Nov. 30, 2006 has been audited by other auditors.


                                                                     YEAR ENDED NOV. 30,
CLASS A                                            -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $5.24       $12.32      $14.40      $14.49      $12.64
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                         (.03)        (.02)       (.05)       (.01)       (.08)
Net gains (losses) (both realized and
 unrealized)                                         3.37        (4.93)       1.62        (.07)       1.93
----------------------------------------------------------------------------------------------------------
Total from investment operations                     3.34        (4.95)       1.57        (.08)       1.85
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                      --        (2.13)      (3.65)       (.01)         --
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $8.58        $5.24      $12.32      $14.40      $14.49
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       63.74%      (48.26%)     14.40%       (.55%)     14.64%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                      1.40%        1.16%       1.08%       1.09%       1.09%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                        (.42%)       (.05%)      (.40%)      (.07%)      (.57%)
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)              $554         $349        $852      $1,093      $1,376
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                              126%          76%         87%         45%         27%
----------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------
16P  RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS

                                                                     YEAR ENDED NOV. 30,
CLASS B                                            -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $4.39       $10.74      $13.10      $13.28      $11.68
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                         (.07)        (.02)       (.12)       (.12)       (.19)
Net gains (losses) (both realized and
 unrealized)                                         2.81        (4.20)       1.41        (.05)       1.79
----------------------------------------------------------------------------------------------------------
Total from investment operations                     2.74        (4.22)       1.29        (.17)       1.60
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                      --        (2.13)      (3.65)       (.01)         --
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $7.13        $4.39      $10.74      $13.10      $13.28
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       62.41%      (48.64%)     13.46%      (1.28%)     13.70%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                      2.18%        1.92%       1.84%       1.87%       1.86%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                       (1.19%)       (.81%)     (1.15%)      (.89%)     (1.35%)
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)               $50          $44        $137        $207        $329
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                              126%          76%         87%         45%         27%
----------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------

                         RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS  17P

                                                                     YEAR ENDED NOV. 30,
CLASS C                                            -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $4.39       $10.74      $13.10      $13.28      $11.68
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                         (.07)        (.02)       (.11)       (.12)       (.18)
Net gains (losses) (both realized and
 unrealized)                                         2.82        (4.20)       1.40        (.05)       1.78
----------------------------------------------------------------------------------------------------------
Total from investment operations                     2.75        (4.22)       1.29        (.17)       1.60
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                      --        (2.13)      (3.65)       (.01)         --
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $7.14        $4.39      $10.74      $13.10      $13.28
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       62.64%      (48.63%)     13.46%      (1.28%)     13.70%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                      2.15%        1.92%       1.84%       1.87%       1.87%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                       (1.20%)       (.81%)     (1.03%)      (.87%)     (1.35%)
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)                $8           $3          $7          $9         $12
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                              126%          76%         87%         45%         27%
----------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------
18P  RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS

                                                                     YEAR ENDED NOV. 30,
CLASS I                                            -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $5.49       $12.75      $14.73      $14.75      $12.81
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .01          .08        (.03)        .01        (.01)
Net gains (losses) (both realized and
 unrealized)                                         3.53        (5.21)       1.70        (.02)       1.95
----------------------------------------------------------------------------------------------------------
Total from investment operations                     3.54        (5.13)       1.67        (.01)       1.94
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                      --        (2.13)      (3.65)       (.01)         --
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $9.03        $5.49      $12.75      $14.73      $14.75
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       64.48%      (48.00%)     14.86%       (.07%)     15.14%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                       .89%         .71%        .67%        .66%        .63%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                         .10%         .39%       (.24%)       .10%       (.09%)
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)               $71          $53         $54         $--         $43
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                              126%          76%         87%         45%         27%
----------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------

                         RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS  19P

                                                                     YEAR ENDED NOV. 30,
CLASS R4                                           -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $5.39       $12.58      $14.61      $14.67      $12.78
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                         (.01)         .07        (.03)         --        (.06)
Net gains (losses) (both realized and
 unrealized)                                         3.46        (5.13)       1.65        (.05)       1.95
----------------------------------------------------------------------------------------------------------
Total from investment operations                     3.45        (5.06)       1.62        (.05)       1.89
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                      --        (2.13)      (3.65)       (.01)         --
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $8.84        $5.39      $12.58      $14.61      $14.67
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       64.01%      (48.11%)     14.56%       (.34%)     14.79%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Gross expenses prior to expense
 waiver/reimbursement                               1.19%        1.00%        .94%        .91%        .92%
----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(b)                            1.15%         .93%        .92%        .91%        .92%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                        (.17%)        .18%       (.25%)      (.07%)      (.40%)
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)                $4           $3          $7         $29        $203
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                              126%          76%         87%         45%         27%
----------------------------------------------------------------------------------------------------------


NOTES TO FINANCIAL HIGHLIGHTS

(a) Expense ratios include the impact of a performance incentive adjustment, if any. In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the reported expense ratios.
(b) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.


--------------------------------------------------------------------------------
20P  RIVERSOURCE MID CAP GROWTH FUND -- 2010 PROSPECTUS

RIVERSOURCE FAMILY OF FUNDS

THE RIVERSOURCE FAMILY OF FUNDS (EACH INDIVIDUALLY A "FUND" AND, COLLECTIVELY, THE "FUNDS") INCLUDES "RIVERSOURCE" FUNDS, "RIVERSOURCE PARTNERS" FUNDS, "SELIGMAN" FUNDS AND "THREADNEEDLE" FUNDS. (THE RIVERSOURCE FUNDS, RIVERSOURCE PARTNERS FUNDS AND THREADNEEDLE FUNDS MAY BE COLLECTIVELY REFERRED TO AS THE "RIVERSOURCE FUNDS".) THE FUNDS SHARE THE SAME BOARD OF DIRECTORS/TRUSTEES (THE "BOARD") AND THE SAME POLICIES AND PROCEDURES INCLUDING THOSE SET FORTH IN THE SERVICE SECTION OF THIS PROSPECTUS. FOR EXAMPLE, FOR PURPOSES OF CALCULATING THE INITIAL SALES CHARGE ON THE PURCHASE OF CLASS A SHARES OF A FUND, AN INVESTOR OR FINANCIAL ADVISOR SHOULD CONSIDER THE COMBINED MARKET VALUE OF ALL FUNDS IN THE RIVERSOURCE FAMILY OF FUNDS OWNED BY THE INVESTOR AS DEFINED UNDER "INITIAL SALES CHARGE -- RIGHTS OF ACCUMULATION (ROA)."

BUYING AND SELLING SHARES

The funds are available directly and through broker-dealers, banks and other financial intermediaries or institutions (financial intermediaries), and through certain qualified and non-qualified plans, wrap fee products or other investment products sponsored by financial intermediaries. NOT ALL FINANCIAL INTERMEDIARIES OFFER THE FUNDS. FINANCIAL INTERMEDIARIES THAT OFFER THE FUNDS MAY CHARGE YOU ADDITIONAL FEES FOR THE SERVICES THEY PROVIDE AND THEY MAY HAVE DIFFERENT POLICIES NOT DESCRIBED IN THIS PROSPECTUS. Some policy differences may include different minimum investment amounts, exchange privileges, fund choices and cutoff times for investments. Additionally, recordkeeping, transaction processing and payments of distributions relating to your account may be performed by the financial intermediaries through which your shares of the fund are held. Since the fund (and its service providers) may not have a record of your account transactions, you should always contact the financial intermediary through which you purchased or at which you maintain your shares of the fund to make changes to your account or to give instructions concerning your account, or to obtain information about your account. The fund and its service providers, including the distributor and the transfer agent, are not responsible for the failure of one of these financial intermediaries to carry out its obligations to its customers.


--------------------------------------------------------------------------------
                                                                             S.1

S-6400-9

DESCRIPTION OF SHARE CLASSES

INVESTMENT OPTIONS -- CLASSES OF SHARES

The funds offer different classes of shares. There are differences among the fees and expenses for each share class. See "Fees and Expenses of the Fund" for more information. Not everyone is eligible to buy every share class. After determining which share classes you are eligible to buy, decide which share class best suits your needs. Your financial advisor can help you with this decision. The following table shows the key features of each share class. Not all funds offer all classes of shares.

 INVESTMENT OPTIONS SUMMARY


                                                                  CONTINGENT            DISTRIBUTION          PLAN
                                            INITIAL               DEFERRED SALES        AND/OR                ADMINISTRATION
                    AVAILABILITY(a)         SALES CHARGE          CHARGE (CDSC)         SERVICE FEE(b)        SERVICES FEE
--------------------------------------------------------------------------------------------------------------------------------
Class A             Available to            Yes. Payable at       No.(c)                Yes.                  No.
                    all investors.          time of purchase.                           0.25%(g)
                                            Lower or no sales
                                            charge for larger
                                            investments.
--------------------------------------------------------------------------------------------------------------------------------

Class B(d)(e)(f)    Available to            No. Entire            Maximum 5% CDSC       Yes.                  No.
                    all investors.          purchase price is     during the first      1.00%(g)
                                            invested in shares    year decreasing to
                                            of the fund.          0% after six
                                                                  years.
--------------------------------------------------------------------------------------------------------------------------------

Class C(f)          Available to            No. Entire            1% CDSC may apply     Yes.                  No.
                    all investors.          purchase price is     if you sell shares    1.00%(g)
                                            invested in shares    within one year
                                            of the fund.          after purchase.
--------------------------------------------------------------------------------------------------------------------------------

Class I             Limited to              No.                   No.                   No.                   No.
                    qualifying
                    institutional
                    investors.
--------------------------------------------------------------------------------------------------------------------------------

Class R2            Limited to              No.                   No.                   Yes.                  Yes.
                    qualifying                                                          0.50%                 0.25%
                    institutional
                    investors.
--------------------------------------------------------------------------------------------------------------------------------

Class R3            Limited to              No.                   No.                   Yes.                  Yes.
                    qualifying                                                          0.25%                 0.25%
                    institutional
                    investors.
--------------------------------------------------------------------------------------------------------------------------------

Class R4            Limited to              No.                   No.                   No.                   Yes.
                    qualifying                                                                                0.25%
                    institutional
                    investors.
--------------------------------------------------------------------------------------------------------------------------------

Class R5            Limited to              No.                   No.                   No.                   No.
                    qualifying
                    institutional
                    investors.
--------------------------------------------------------------------------------------------------------------------------------

Class W             Limited to              No.                   No.                   Yes.                  No.
                    qualifying                                                          0.25%(g)
                    discretionary
                    managed accounts.
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
S.2

                                                                  CONTINGENT            DISTRIBUTION          PLAN
                                            INITIAL               DEFERRED SALES        AND/OR                ADMINISTRATION
                    AVAILABILITY(a)         SALES CHARGE          CHARGE (CDSC)         SERVICE FEE(b)        SERVICES FEE
--------------------------------------------------------------------------------------------------------------------------------
Class Y             Limited to              No.                   No.                   No.                   Yes.
                    qualifying                                                                                0.15%
                    institutional
                    investors.
--------------------------------------------------------------------------------------------------------------------------------





(a) See "Buying and Selling Shares, Determining which class of shares to purchase" for more information on availability of share classes and eligible investors. See "Buying and Selling Shares, Opening an Account" for information on minimum investment and account balance requirements.
(b) For each of Class A, Class B, Class C, Class R2, Class R3 and Class W shares, as applicable, each fund has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940, as amended, that allows it to pay distribution and shareholder servicing-related expenses for the sale of shares and the servicing of shareholders. This plan has been reviewed and approved by the Board. Because these fees are paid out of fund assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of distribution (sales) or servicing charges.
(c) A 1% CDSC may be assessed on Class A shares sold within 18 months after purchase. See "Buying and Selling Shares, Sales Charges, Class
    A -- contingent deferred sales charge" for more information. For all funds except money market funds.
(d) Class B shares automatically convert to Class A shares. See "Buying and Selling Shares, Sales Charges, Class B and Class C -- CDSC alternative" for more information on the timing of conversion of Class B shares to Class A shares. Timing of conversion will vary depending on the date of your original purchase of the Class B shares.
(e) Class B shares of RiverSource Absolute Return Currency and Income Fund are only available for exchanges from Class B shares of another fund in the RiverSource Family of Funds. Class B shares of each of RiverSource Floating Rate Fund, RiverSource Inflation Protected Securities Fund, RiverSource Intermediate Tax-Exempt Fund, RiverSource Limited Duration Bond Fund and RiverSource Short Duration U.S. Government Fund are closed to new investors and new purchases. (Existing shareholders in these funds may continue to own Class B shares and make exchanges into and out of existing accounts where Class B shares of these funds are maintained.)
(f) The money market funds may offer Class B and Class C shares, but only to facilitate exchanges with other funds offering Class B and Class C shares, respectively.
(g) For RiverSource Cash Management Fund and RiverSource Tax-Exempt Money Market Fund, Class A is 0.10%. For RiverSource Cash Management Fund, Class B is 0.85%, Class C is 0.75% and Class W is 0.10%.

DISTRIBUTION AND SERVICE FEES

The distribution and shareholder servicing fees for Class A, Class B, Class C, Class R2, Class R3 and Class W shares, as applicable, are subject to the requirements of Rule 12b-1 under the Investment Company Act of 1940, as amended, and are used to reimburse the distributor for certain expenses it incurs in connection with distributing the fund's shares and directly or indirectly providing services to fund shareholders. These expenses include payment of distribution and/or shareholder servicing fees to financial intermediaries that sell shares of the fund or provide services to fund shareholders, up to 0.50% of the average daily net assets of Class R2 shares sold and held through them and up to 0.25%* of the average daily net assets of Class A, Class B, Class C, Class R3 and Class W shares sold and held through them. For Class A, Class B, Class R2, Class R3 and Class W shares, the distributor begins to pay these fees immediately after purchase. For Class C shares, the distributor pays these fees in advance for the first 12 months. Financial intermediaries also receive distribution fees up to 0.75% of the average daily net assets of Class C shares sold and held

--------------------------------------------------------------------------------
                                                                             S.3
through them, which the distributor begins to pay 12 months after purchase. For Class B shares, and, for the first 12 months following the sale of Class C shares, the fund's distributor retains the distribution fee of up to 0.75% in order to finance the payment of sales commissions to financial intermediaries, and to pay for other distribution related expenses. Financial intermediaries may compensate their financial advisors with the shareholder servicing and distribution fees paid to them by the distributor. IF YOU MAINTAIN SHARES OF THE FUND DIRECTLY WITH THE FUND, WITHOUT WORKING DIRECTLY WITH A FINANCIAL INTERMEDIARY OR FINANCIAL ADVISOR, DISTRIBUTION AND SERVICE FEES MAY BE RETAINED BY THE DISTRIBUTOR AS REIMBURSEMENT FOR INCURRING CERTAIN DISTRIBUTION AND SHAREHOLDER SERVICING RELATED EXPENSES.

 * For RiverSource Cash Management Fund, financial intermediaries receive fees up to 0.10% of the average daily net assets of Class A, Class B and Class W shares sold and held through them.

PLAN ADMINISTRATION FEE

Class R2, Class R3, Class R4 and Class Y shares pay an annual plan administration services fee for the provision of various administrative, recordkeeping, communication and educational services. The fee for Class R2, Class R3 and Class R4 shares is equal on an annual basis to 0.25% of average daily net assets attributable to the respective class. The fee for Class Y shares is equal on an annual basis to 0.15% of average daily net assets attributable to the class.

DETERMINING WHICH CLASS OF SHARES TO PURCHASE

Each of the fund's classes represent an interest in the same portfolio of investments. However, as set forth above, each class has its own sales charge schedule, and its ongoing distribution and shareholder service fees may differ from other classes. When deciding which class of shares to buy, you should consider, among other things:

- The amount you plan to invest.

- How long you intend to remain invested in the fund or another fund in the RiverSource Family of Funds.

- Whether you may be eligible for reduced or no sales charges when you buy or sell shares.

Your authorized financial intermediary or financial advisor will be able to help you decide which class of shares best meets your needs.


--------------------------------------------------------------------------------
S.4

CLASS A, CLASS B AND CLASS C SHARES*

Class B shares of RiverSource Absolute Return Currency and Income Fund are not currently available for new purchases. However, if you own Class B shares of another fund in the RiverSource Family of Funds, you may exchange into Class B shares of RiverSource Absolute Return Currency and Income Fund, if you meet the minimum investment and account balance requirements set forth in "Opening an Account," subject to the limitations set forth in this section. New purchases of Class B shares will not be permitted if your rights of accumulation are $50,000 or higher, and new purchases of Class C shares will not be permitted if your rights of accumulation are $1,000,000 or higher. See "Sales Charges, Initial Sales Charge -- Rights of Accumulation" for information on rights of accumulation.

Class B shares have a higher annual distribution fee than Class A shares and a contingent deferred sales charge (CDSC) for six years. Class B shares convert to Class A shares. Class B shares purchased through reinvested dividends and distributions will convert to Class A shares in the same proportion as the other Class B shares. See "Class B and Class C -- CDSC alternative" for information on timing of Class B share conversion to Class A shares.

Class C shares have a higher annual distribution fee than Class A shares and a CDSC for one year. Class C shares have no sales charge if you hold the shares for longer than one year. Unlike Class B shares, Class C shares do not convert to Class A shares. As a result, you will pay a distribution fee for as long as you hold Class C shares.

If you choose a share class with a CDSC (Class B or Class C), you should consider the length of time you intend to hold your shares. To help you determine which investment is best for you, consult your financial intermediary or financial advisor.

 * For money market funds, new investments must be made in Class A shares of the fund. The money market funds offer Class B and Class C shares only to facilitate exchanges between classes of these shares in other funds.

CLASS I SHARES.

The following eligible investors may purchase Class I shares:

- Any fund distributed by the distributor, if the fund seeks to achieve its investment objective by investing primarily in shares of funds in the RiverSource Family of Funds.

Class I shares may be purchased, sold or exchanged only through the distributor or an authorized financial intermediary.

CLASS R AND CLASS Y SHARES.

The following eligible institutional investors may purchase Class R2, Class R3, Class R4, Class R5 and Class Y shares:


--------------------------------------------------------------------------------
                                                                             S.5

- Qualified employee benefit plans.

- Trust companies or similar institutions, and charitable organizations that meet the definition in Section 501(c)(3) of the Internal Revenue Code.

- Non-qualified deferred compensation plans whose participants are included in a qualified employee benefit plan described above.

- State sponsored college savings plans established under Section 529 of the Internal Revenue Code.

- Health Savings Accounts created pursuant to public law 108-173.

Additionally, if approved by the distributor, the following eligible institutional investors may purchase Class R5 shares:

- Institutional or corporate accounts above a threshold established by the distributor (currently $1 million per fund or $10 million in all funds in the RiverSource Family of Funds).

- Bank trust departments.

Class R and Class Y shares generally are not available to retail non-retirement accounts, traditional and Roth IRAs, Coverdell Educational Savings Accounts, SEPs, SARSEPs, SIMPLE IRAs and individual 403(b) plans.


Class R and Class Y shares may be purchased, sold or exchanged only through the distributor or an authorized financial intermediary.


CLASS W SHARES.

The following eligible investors may purchase Class W shares:

- Investors purchasing through authorized investment programs managed by investment professionals, including discretionary managed account programs.

Class W shares may be purchased, sold or exchanged only through the distributor or an authorized financial intermediary.

Shares originally purchased in a discretionary managed account may continue to be held in Class W outside of a discretionary managed account, but no additional Class W purchases may be made and no exchanges to Class W shares of another fund may be made outside of a discretionary managed account.


IN ADDITION, FOR CLASS I, CLASS R AND CLASS Y SHARES, THE DISTRIBUTOR, IN ITS SOLE DISCRETION, MAY ACCEPT OR AUTHORIZE FINANCIAL INTERMEDIARIES TO ACCEPT INVESTMENTS FROM OTHER INSTITUTIONAL INVESTORS NOT LISTED ABOVE.



IN ADDITION, FOR CLASS W SHARES, THE DISTRIBUTOR, IN ITS SOLE DISCRETION, MAY ACCEPT OR AUTHORIZE FINANCIAL INTERMEDIARIES TO ACCEPT INVESTMENTS FROM OTHER INVESTORS NOT LISTED ABOVE.


Please consult your financial advisor for assistance in selecting the appropriate class of shares. For more information, see the SAI.


--------------------------------------------------------------------------------
S.6

SALES CHARGES

FOR FUNDS OTHER THAN MONEY MARKET FUNDS

CLASS A -- INITIAL SALES CHARGE ALTERNATIVE:

Your purchase price for Class A shares is generally the net asset value (NAV) plus a front-end sales charge. The distributor receives the sales charge and re-allows a portion of the sales charge to the financial intermediary through which you purchased the shares. The distributor retains the balance of the sales charge. The distributor retains the full sales charge you pay when you purchase shares of the fund directly from the fund (not through an authorized financial intermediary). Sales charges vary depending on the amount of your purchase.

INITIAL SALES CHARGE(A) FOR CLASS A SHARES

For equity funds and funds-of-funds (equity)*

                                                                MAXIMUM REALLOWANCE
                            AS A % OF           AS A % OF            AS A % OF
TOTAL MARKET VALUE      PURCHASE PRICE(b)  NET AMOUNT INVESTED     PURCHASE PRICE
-----------------------------------------------------------------------------------
Up to $49,999                  5.75%               6.10%                5.00%
$50,000--$99,999               4.75                4.99                 4.00
$100,000--$249,999             3.50                3.63                 3.00
$250,000--$499,999             2.50                2.56                 2.15
$500,000--$999,999             2.00                2.04                 1.75
$1,000,000 or more             0.00                0.00                 0.00(c),(d)


For fixed income funds except those listed below and funds-of-funds (fixed income)*

                                                                MAXIMUM REALLOWANCE
                            AS A % OF           AS A % OF            AS A % OF
TOTAL MARKET VALUE      PURCHASE PRICE(b)  NET AMOUNT INVESTED     PURCHASE PRICE
-----------------------------------------------------------------------------------
Up to $49,999                  4.75%               4.99%                4.00%
$50,000--$99,999               4.25                4.44                 3.50
$100,000--$249,999             3.50                3.63                 3.00
$250,000--$499,999             2.50                2.56                 2.15
$500,000--$999,999             2.00                2.04                 1.75
$1,000,000 or more             0.00                0.00                 0.00(c),(d)




--------------------------------------------------------------------------------
                                                                             S.7

For RiverSource Absolute Return Currency and Income Fund, RiverSource Floating Rate Fund, RiverSource Inflation Protected Securities Fund, RiverSource Intermediate Tax-Exempt Fund, RiverSource Limited Duration Bond Fund and RiverSource Short Duration U.S. Government Fund

                                                                MAXIMUM REALLOWANCE
                            AS A % OF           AS A % OF            AS A % OF
TOTAL MARKET VALUE      PURCHASE PRICE(b)  NET AMOUNT INVESTED     PURCHASE PRICE
-----------------------------------------------------------------------------------
Up to $49,999                  3.00%               3.09%                2.50%
$50,000--$99,999               3.00                3.09                 2.50
$100,000--$249,999             2.50                2.56                 2.15
$250,000--$499,999             2.00                2.04                 1.75
$500,000--$999,999             1.50                1.52                 1.25
$1,000,000 or more             0.00                0.00                 0.00(c),(d)


* "Funds-of-funds (equity)" includes -- RiverSource Portfolio Builder Aggressive Fund, RiverSource Portfolio Builder Moderate Aggressive Fund, RiverSource Portfolio Builder Moderate Fund, RiverSource Portfolio Builder Total Equity Fund, RiverSource Retirement Plus 2010 Fund, RiverSource Retirement Plus 2015 Fund, RiverSource Retirement Plus 2020 Fund, RiverSource Retirement Plus 2025 Fund, RiverSource Retirement Plus 2030 Fund, RiverSource Retirement Plus 2035 Fund, RiverSource Retirement Plus 2040 Fund, RiverSource Retirement Plus 2045 Fund, Seligman TargETFund 2045, Seligman TargETFund 2035, Seligman TargETFund 2025, Seligman TargETFund 2015 and Seligman TargETFund Core. "Funds-of-funds (fixed income)" includes -- RiverSource Income Builder Basic Income Fund, RiverSource Income Builder Enhanced Income Fund, RiverSource Income Builder Moderate Income Fund, RiverSource Portfolio Builder Conservative Fund and RiverSource Portfolio Builder Moderate Conservative Fund.
(a) Because of rounding in the calculation of the offering price, the portion of the sales charge retained by the distributor may vary and the actual sales charge you pay may be more or less than the sales charge calculated using these percentages.
(b) Purchase price includes the sales charge.
(c) Although there is no sales charge for purchases with a total market value over $1,000,000, and therefore no re-allowance, the distributor may pay a financial intermediary the following out of its own resources: a sales commission of up to 1.00% for a sale of $1,000,000 to $3,999,999; a sales commission up to 0.50% for a sale of $4,000,000 to $49,999,999; and a sales commission up to 0.25% for a sale of $50,000,000 or more.
(d) For certain eligible employee benefit plans defined under section 401(a), 401(k), 457 and 403(b) which meet eligibility rules for the waiver of applicable sales charges, the distributor may pay the following out of its own resources: a sales commission of 1.00% for a sale of $1 to $3,999,999 received in eligible employee benefit plans; a sales commission up to 0.50% for a sale of $4,000,000 to $49,999,999; and a sales commission up to 0.25% for a sale of $50,000,000 or more. See "Initial Sales Charge -- Waivers of the sales charge for Class A shares" for employee benefit plan eligibility rules.

There is no initial sales charge on reinvested dividends or capital gain distributions.

INITIAL SALES CHARGE -- RIGHTS OF ACCUMULATION (ROA). You may be able to reduce the sales charge on Class A shares, based on the combined market value of accounts in your ROA group. Your ROA group includes the current market values of the following investments which are eligible to be added together for purposes of determining the sales charge on your next purchase:

- Your current investment in a fund; and


--------------------------------------------------------------------------------
S.8

- Previous investments you and members of your household have made in Class A, Class B or Class C shares in the fund and other funds in the RiverSource Family of Funds, provided your investment was subject to a sales charge. Your household consists of you, your spouse or domestic partner and your unmarried children under age 21, all of whom share a mailing address.

The following accounts are eligible to be included in your ROA group in order to determine the sales charge on your purchase:

- Individual or joint accounts;

- Roth and traditional IRAs, SEPs, SIMPLEs and TSCAs, provided they are invested in Class A, Class B or Class C shares that were subject to a sales charge;

- UGMA/UTMA accounts for which you, your spouse, or your domestic partner is parent or guardian of the minor child;

- Revocable trust accounts for which you or a member of your household, individually, is the beneficial owner/grantor;

- Accounts held in the name of your, your spouse's, or your domestic partner's sole proprietorship or single owner limited liability company or S corporation; and

- Qualified retirement plan assets, provided that you are the sole owner of the business sponsoring the plan, are the sole participant (other than a spouse) in the plan, and have no intention of adding participants to the plan.

The following accounts are NOT eligible to be included in your ROA group in order to determine the sales charge on your purchase:

- Accounts of pension and retirement plans with multiple participants, such as 401(k) plans (which are combined to reduce the sales charge for the entire pension or retirement plan and therefore are not used to reduce the sales charge for your individual accounts);

- Investments in Class A shares where the sales charge is waived, for example, purchases through wrap accounts;

- Investments in Class I, Class R2, Class R3, Class R4, Class R5, Class W or Class Y shares;

- Investments in 529 plans, donor advised funds, variable annuities, variable life insurance products, wrap accounts or managed separate accounts; and

- Charitable and irrevocable trust accounts.

If you purchase fund shares through different financial intermediaries, and you want to include those assets toward a reduced sales charge, you must inform your financial intermediary in writing about the other accounts when placing your purchase order. Contact your financial intermediary to determine what information is required.


--------------------------------------------------------------------------------
                                                                             S.9

Unless you provide your financial intermediary in writing with information about all of the accounts that may count toward a sales charge reduction, there can be no assurance that you will receive all of the reductions for which you may be eligible. You should request that your financial intermediary provide this information to the fund when placing your purchase order.

For more information on ROA, please see the SAI.

INITIAL SALES CHARGE -- LETTER OF INTENT (LOI). Generally, if you intend to invest $50,000 or more (including any existing ROA) over a period of up to 13 months, you may be able to reduce the front-end sales charge(s) for investments in Class A shares by completing and filing an LOI. The required form of LOI may vary by financial intermediary. Existing ROA can be included in your LOI. Each purchase of fund shares normally subject to an initial sales charge made during the 13-month period will be made at the public offering price applicable to a single transaction of the total dollar amount indicated by the LOI. Five percent of the commitment amount will be placed in escrow. At the end of the 13-month period, the LOI will end and the shares will be released from escrow. If you do not invest the commitment amount by the end of the 13 months, the remaining amount of the unpaid sales charge will be redeemed from the escrowed shares and the remaining balance released from escrow.

Existing ROA Example. Shareholder currently has $60,000 ROA in the funds. Shareholder completes an LOI to invest $100,000 in the funds (ROA eligible accounts). Shareholder only needs to invest an additional $40,000 in the funds' Class A shares (any non-money market fund in the RiverSource Family of Funds) in order to fulfill the LOI commitment and receive reduced front-end sales charge(s) over the next 13 months.

Notification Obligation. You must request the reduced sales charge when you buy shares. If you do not complete and file an LOI, or do not request the reduced sales charge at the time of purchase, you will not be eligible for the reduced sales charge. You should request that your financial intermediary provide this information to the fund when placing your purchase order. For more detail on LOIs, please contact your financial intermediary or see the SAI.

INITIAL SALES CHARGE -- WAIVERS OF THE SALES CHARGE FOR CLASS A SHARES. Sales charges do not apply to:

- current or retired Board members, officers or employees of the funds or RiverSource Investments or its affiliates, their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.

- current or retired Ameriprise Financial Services, Inc. financial advisors, employees of financial advisors, their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.


--------------------------------------------------------------------------------
S.10

- registered representatives and other employees of affiliated or unaffiliated financial intermediaries having a selling agreement with the distributor, including their spouses, domestic partners, children, parents and their spouse's or domestic partner's parents.

- portfolio managers employed by subadvisers of the funds, including their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.

- partners and employees of outside legal counsel to the funds or the funds' directors or trustees who regularly provide advice and services to the funds, or to their directors or trustees.

- direct rollovers from qualified employee benefit plans, provided that the rollover involves a transfer to Class A shares in the same fund.

- purchases made:

  - with dividend or capital gain distributions from a fund or from the same class of another fund in the RiverSource Family of Funds;

  - through or under a wrap fee product or other investment product sponsored by a financial intermediary that charges an account management fee that has, or that clear trades through a financial intermediary that has, a selling agreement with the distributor;

  - through state sponsored college savings plans established under Section 529 of the Internal Revenue Code; or

  - through bank trust departments.

- separate accounts established and maintained by an insurance company which are exempt from registration under Section 3(c)(11).

- purchases made through "employee benefit plans" created under section 401(a), 401(k), 457 and 403(b) which:

  - have at least $1 million in plan assets at the time of investment; and

  - have a plan level or omnibus account that is maintained with the fund or its transfer agent; and

  - transact directly with the fund or its transfer agent through a third party administrator or third party recordkeeper.

For more information regarding waivers of sales charge for Class A purchases, please see the SAI.

The distributor may, in its sole discretion, authorize the waiver of sales charges for additional classes of investors. Policies related to reducing or waiving the sales charge may be modified or withdrawn at any time.


--------------------------------------------------------------------------------
                                                                            S.11

Unless you provide your financial intermediary with information in writing about all of the factors that may count toward a waiver of the sales charge, there can be no assurance that you will receive all of the waivers for which you may be eligible. You should request that your financial intermediary provide this information to the fund when placing your purchase order.

Because the current prospectus is available on the funds' website (for RiverSource funds) at riversource.com/funds or (for Seligman funds) at seligman.com free of charge, information regarding breakpoint discounts is not separately disclosed on the website.

CDSCS AND THE COMBINATION OF TARGET DATE FUNDS WITH SELIGMAN TARGETFUND
CORE. Each of Seligman TargETFund 2045, Seligman TargETFund 2035, Seligman TargETFund 2025 and Seligman TargETFund 2015 (the Target Date Funds) will automatically be combined with Seligman TargETFund Core during their respective target year. The investment manager expects each of these combinations to be effected as an acquisition of the assets and liabilities of the applicable Target Date Fund in exchange for shares of Seligman TargETFund Core at net asset value, with the shares of Seligman TargETFund Core then distributed to shareholders of the applicable Target Date Fund. For the purpose of calculating CDSCs, holding periods in respect of shares of a Target Date Fund will be carried over to shares of Seligman TargETFund Core acquired as a result of the combination of a Target Date Fund with Seligman TargETFund Core.

CLASS A -- CONTINGENT DEFERRED SALES CHARGE

For Class A shares purchased without a sales charge where a commission was separately paid by the distributor to an authorized financial intermediary effecting the purchase, a 1% CDSC may be charged if you sell your shares within 18 months after purchase. A CDSC will be based on the original purchase cost or the current market value of the shares being sold, whichever is less.

CDSC -- WAIVERS OF THE CDSC FOR CLASS A SHARES. The CDSC will be waived on sales of shares:

- to which no sales commission or transaction fee was paid to an authorized financial intermediary at the time of purchase.

- purchased through reinvestment of dividends and capital gain distributions.

- in the event of the shareholder's death.

- from a monthly, quarterly or annual systematic redemption plan of up to an annual amount of 12% of the account value on a per fund basis.

- in an account that has been closed because it falls below the minimum account balance.

- that result from required minimum distributions taken from retirement accounts upon the shareholders attainment of age 70 1/2.


--------------------------------------------------------------------------------
S.12

- that result from returns of excess contributions or excess deferral amounts made to a retirement plan participant.

- of RiverSource funds purchased prior to Dec. 1, 2008.

- initially purchased by an employee benefit plan that is not connected with a plan level termination.

The distributor may, in its sole discretion, authorize the waiver of the CDSC for additional classes of investors. Policies relating to waiving the CDSC may be modified or withdrawn at any time.

CLASS B AND CLASS C -- CDSC ALTERNATIVE

The money market funds (except RiverSource Tax-Exempt Money Market Fund) offer Class B and Class C shares, but only to facilitate exchanges with other funds offering Class B and Class C shares, respectively. For example, if you own Class B or Class C shares of another fund, but want to hold your money in a money market fund, you may exchange into Class B or Class C shares of a money market fund. Funds that offer Class B and Class C shares have limitations on the amount you may invest in those share classes. If you are considering purchasing Class B or Class C shares of a fund, please see the prospectus for that fund for any effective purchase limitations.

Although you may not purchase Class B and Class C shares of the money market funds directly, if you exchange into Class B or Class C shares of a money market fund from another fund, you will be subject to the rules governing CDSC set forth in this section.

To minimize the amount of CDSC you may pay when you sell your shares, the fund assumes that shares acquired through reinvested dividends and capital gain distributions (which are not subject to CDSC) are sold first. Shares that have been in your account long enough so that they are not subject to a CDSC are sold next. After these shares are exhausted, shares will be sold in the order they were purchased (earliest to latest).


--------------------------------------------------------------------------------
                                                                            S.13

FOR CLASS B, the CDSC is based on the sale amount and the number of years between purchase and sale. The following table shows how CDSC percentages on sales decline over time:

IF THE SALE IS MADE DURING THE:           THE CDSC PERCENTAGE RATE IS:*
First year                                              5%
Second year                                             4%
Third year                                              3%**
Fourth year                                             3%
Fifth year                                              2%
Sixth year                                              1%
Seventh or eighth year                                  0%


* Because of rounding in the calculation, the portion of the CDSC retained by the distributor may vary and the actual CDSC you pay may be more or less than the CDSC calculated using these percentages.
** For shares purchased in a RiverSource fund on or prior to June 12, 2009, the CDSC percentage for the third year is 4%.

Although there is no front-end sales charge when you buy Class B shares, the distributor pays a sales commission of 4% to financial intermediaries that sell Class B shares. A portion of this commission may, in turn, be paid to your financial advisor. The distributor receives any CDSC imposed when you sell your Class B shares.

You may not make additional purchases of Class B shares if your ROA exceeds $49,999.99.

Class B shares purchased in a RiverSource fund prior to May 21, 2005 age on a calendar year basis. Class B shares purchases made in a RiverSource fund beginning May 21, 2005 age on a daily basis. For example, a purchase made on Nov. 12, 2004 completed its first year on Dec. 31, 2004 under calendar year aging. However, a purchase made on Nov. 12, 2005 completed its first year on Nov. 11, 2006 under daily aging.

Class B shares originally purchased in a RiverSource fund prior to May 21, 2005 will convert to Class A shares in the ninth calendar year of ownership. Class B shares originally purchased in a Seligman fund on or prior to June 12, 2009 will convert to Class A shares in the month prior to the ninth year of ownership. Class B shares purchased in a RiverSource fund beginning May 21, 2005 and Class B shares purchased in a Seligman fund beginning June 13, 2009 will convert to Class A shares one month after the completion of the eighth year of ownership.


--------------------------------------------------------------------------------
S.14

FOR CLASS C, a 1% CDSC may be charged if you sell your shares within one year after purchase. Although there is no front-end sales charge when you buy Class C shares, the distributor pays a total amount up to 1% (including sales commission and advance of service fees) to financial intermediaries that sell Class C shares. See "Buying and Selling Shares -- Distribution and Service Fees." A portion of this commission may, in turn, be paid to your financial advisor. The distributor receives any CDSC imposed when you sell your Class C shares. You may not make additional purchases of Class C shares if your ROA exceeds $999,999.99.

For both Class B and Class C shares, the amount of any CDSC you pay will be based on the lower of the original purchase price of those shares or current net asset value. Because the CDSC is imposed only on sales that reduce your total purchase payments, you do not have to pay a CDSC on any amount that represents appreciation in the value of your shares, income earned by your shares, or capital gains. In addition, the CDSC on your sale, if any, will be based on your oldest purchase payment. The CDSC on the next amount sold will be based on the next oldest purchase payment.

EXAMPLE

Assume you had invested $10,000 in Class B shares and that your investment had appreciated in value to $12,000 after 3 1/2 years, including reinvested dividends and capital gain distributions. You could sell up to $2,000 worth of shares without paying a CDSC ($12,000 current value less $10,000 purchase amount). If you sold $2,500 worth of shares, the CDSC would apply to the $500 representing part of your original purchase price. The CDSC rate would be 3% because the sale was made during the fourth year after the purchase.

CDSC -- WAIVERS OF THE CDSC FOR CLASS B SHARES. The CDSC will be waived on sales of shares:

- in the event of the shareholder's death.

- that result from required minimum distributions taken from retirement accounts upon the shareholders' attainment of age 70 1/2.

- sold under an approved substantially equal periodic payment arrangement.

- by certain other investors, including certain institutions as set forth in more detail in the SAI.

For more information regarding waivers of the CDSC for Class B shares, please see the SAI.

The distributor may, in its sole discretion, authorize the waiver of the CDSC for additional classes of investors. Policies relating to waiving the CDSC may be modified or withdrawn at any time.


--------------------------------------------------------------------------------
                                                                            S.15

CDSC -- WAIVERS OF THE CDSC FOR CLASS C SHARES. The CDSC will be waived on sales of shares:

- in the event of the shareholder's death.

- to which no sales commission or transaction fee was paid to an authorized financial intermediary at the time of purchase.

- that result from required minimum distributions taken from retirement accounts upon the shareholders' attainment of age 70 1/2.

- initially purchased by an eligible employee benefit plan that are not connected with a plan level termination.

- by certain other investors, including certain institutions as set forth in more detail in the SAI.

For more information regarding waivers of the CDSC for Class C shares, please see the SAI.

The distributor may, in its sole discretion, authorize the waiver of the CDSC for additional classes of investors. Policies relating to waiving the CDSC may be modified or withdrawn at any time.

CLASS I, CLASS R2, CLASS R3, CLASS R4, CLASS R5, CLASS W AND CLASS Y -- NO SALES CHARGE. For each of Class I, Class R2, Class R3, Class R4, Class R5 and Class W there is no initial sales charge or CDSC.

OPENING AN ACCOUNT

Financial institutions are required by law to obtain certain personal information from each person who opens an account in order to verify the identity of the person. As a result, when you open an account you will be asked to provide your name, permanent street address, date of birth, and Social Security or Employer Identification number. You may also be asked for other identifying documents or information. If you do not provide this information, the fund or the financial intermediary through which you are investing in the fund may not be able to open an account for you. If the fund or the financial intermediary through which you are investing in the fund is unable to verify your identity, your account may be closed, or other steps may be taken, as deemed appropriate.

When you buy shares, your order will be priced at the next NAV calculated after your order is accepted by the fund or an authorized financial intermediary. Any applicable sales charge will be added to the purchase price for Class A shares.

You may establish and maintain your account with an authorized financial intermediary or directly with the fund. The fund may appoint servicing agents to accept purchase orders and to accept exchange (and sale) orders on its behalf. Accounts established with the fund will be supported by the fund's transfer agent.



--------------------------------------------------------------------------------
S.16

 METHODS OF PURCHASING SHARES

These methods of purchasing shares generally apply to Class A, Class B, and Class C shares.

CLASS B SHARES OF RIVERSOURCE ABSOLUTE RETURN CURRENCY AND INCOME FUND IS CURRENTLY CLOSED TO INVESTORS FOR NEW PURCHASES. CLASS B SHARES FOR RIVERSOURCE FLOATING RATE FUND, RIVERSOURCE INFLATION PROTECTED SECURITIES FUND, RIVERSOURCE INTERMEDIATE TAX-EXEMPT FUND, RIVERSOURCE LIMITED DURATION BOND FUND AND RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND ARE CLOSED TO NEW INVESTORS AND NEW PURCHASES. EXISTING SHAREHOLDERS IN THESE FUNDS MAY CONTINUE TO OWN CLASS B SHARES AND MAKE EXCHANGES INTO AND OUT OF EXISTING ACCOUNTS WHERE CLASS B SHARES OF THESE FUNDS ARE MAINTAINED.

ACCOUNT ESTABLISHED WITH YOUR FINANCIAL INTERMEDIARY

ALL REQUESTS       The financial intermediary through which you buy shares may have different policies not described in this prospectus, including different minimum investment amounts and minimum account balances.

--------------------------------------------------------------------------------

ACCOUNT ESTABLISHED WITH THE FUND

BY MAIL You or the financial intermediary through which you buy shares may establish an account with the fund. To establish an account in this fashion, complete a fund account application with your financial advisor or investment professional, and mail the account application to the address below. Account applications may be obtained (for RiverSource funds) at riversource.com/funds or (for Seligman funds) at seligman.com or may be requested by calling (800) 221-2450. Make your check payable to the fund. The fund does not accept cash, credit card convenience checks, money orders, traveler's checks, starter checks, third or fourth party checks, or other cash equivalents.


 -------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                                                            S.17

BY MAIL (CONT.)

                   Mail your check and completed application to:

                   REGULAR MAIL RIVERSOURCE FAMILY OF FUNDS
                                C/O BOSTON FINANCIAL
                                P.O. BOX 8041
                                BOSTON, MA 02266-8041

                   EXPRESS MAIL RIVERSOURCE FAMILY OF FUNDS
                                C/O BOSTON FINANCIAL
                                30 DAN ROAD
                                CANTON, MA 02021-2809

                   If you already have an account, include your name, account number, and the name of the fund and class of shares you wish to purchase along with your check. You can make scheduled investments in the fund by moving money from your checking account or savings account. See the Minimum Investment and Account Balance chart below for more information regarding scheduled investment plans.

--------------------------------------------------------------------------------
BY WIRE OR ACH     Fund shares purchased in an account established and
                   maintained with the fund may be paid for by federal funds wire. Before sending a wire, call (800) 221-2450 to notify the fund's transfer agent of the wire and to receive further instructions.

                   If you are establishing an account with a wire purchase, you are required to send a signed account application to the address above. Please include the wire control number or your new account number on the application. Your bank or financial intermediary may charge additional fees for wire transactions.

--------------------------------------------------------------------------------

BY EXCHANGE        Call (800) 221-2450 or send signed written instructions to the address above.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
S.18

MINIMUM INVESTMENT AND ACCOUNT BALANCE


                                                               RIVERSOURCE       RIVERSOURCE
                                                                120/20            DISCIPLINED
                                                                CONTRARIAN        SMALL CAP
                                                                EQUITY FUND       VALUE FUND
                                                               THREADNEEDLE      RIVERSOURCE
                         FOR ALL FUNDS,                         GLOBAL EXTENDED   FLOATING RATE
                         CLASSES AND                            ALPHA FUND        FUND
                         ACCOUNTS EXCEPT                       RIVERSOURCE       RIVERSOURCE
                         THOSE LISTED TO                        ABSOLUTE RETURN   INFLATION
                         THE RIGHT           TAX QUALIFIED      CURRENCY AND      PROTECTED
                         (NONQUALIFIED)      ACCOUNTS           INCOME FUND       SECURITIES FUND  CLASS W

---------------------------------------------------------------------------------------------------------------

INITIAL INVESTMENT       $2,000              $1,000            $10,000           $5,000            $500
---------------------------------------------------------------------------------------------------------------

SUBSEQUENT INVESTMENTS   $100                $100              $100              $100              None
---------------------------------------------------------------------------------------------------------------

ACCOUNT BALANCE*         $1,000              None              $5,000            $2,500            $500



    *If your fund account balance falls below the minimum account balance for any reason, including a market decline, you may be asked to increase it to the minimum account balance or establish a scheduled investment plan. If you do not do so within 30 days, your shares may be automatically redeemed and the proceeds mailed to you.
 -------------------------------------------------------------------------------

MINIMUM INVESTMENT AND ACCOUNT BALANCE -- SCHEDULED INVESTMENT PLANS


                                                               RIVERSOURCE       RIVERSOURCE
                                                                120/20            DISCIPLINED
                                                                CONTRARIAN        SMALL CAP
                                                                EQUITY FUND       VALUE FUND
                                                               THREADNEEDLE      RIVERSOURCE
                         FOR ALL FUNDS,                         GLOBAL EXTENDED   FLOATING RATE
                         CLASSES AND                            ALPHA FUND        FUND
                         ACCOUNTS EXCEPT                       RIVERSOURCE       RIVERSOURCE
                         THOSE LISTED TO                        ABSOLUTE RETURN   INFLATION
                         THE RIGHT           TAX QUALIFIED      CURRENCY AND      PROTECTED
                         (NONQUALIFIED)      ACCOUNTS           INCOME FUND       SECURITIES FUND  CLASS W

---------------------------------------------------------------------------------------------------------------

INITIAL INVESTMENT       $100(a)             $100(b)           $10,000           $5,000            $500
---------------------------------------------------------------------------------------------------------------

SUBSEQUENT INVESTMENTS   $100                $50               $100              $100              None
---------------------------------------------------------------------------------------------------------------

ACCOUNT BALANCE**        None(b)             None              $5,000            $2,500            $500



   **If your fund account balance is below the minimum initial investment described above, you must make payments at least monthly.
  (a)Money Market Funds -- $2,000
  (b)Money Market Funds -- $1,000
 -------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                                            S.19

These minimums may be waived for accounts that are managed by an investment professional, for accounts held in approved discretionary or non-discretionary wrap programs, for accounts that are a part of an employer-sponsored retirement plan, or for other account types if approved by the distributor.

The fund reserves the right to modify its minimum account requirements at any time, with or without prior notice.

Please contact your financial intermediary for information regarding wire or electronic funds transfer.

IMPORTANT: Payments sent by electronic fund transfers (ACH), a bank authorization or check that are not guaranteed may take up to 14 days to clear. If you request a sale within 14 days of purchase, this may cause your sale request to fail to process if the requested amount includes unguaranteed funds.

EXCHANGING OR SELLING SHARES

You may exchange or sell shares by having your financial intermediary process your transaction. If you maintain your account directly with your financial intermediary, you must contact that financial intermediary to exchange or sell shares of the fund. If your account was established with the fund, there are a variety of methods you may use to exchange or sell shares of the fund.

 WAYS TO REQUEST AN EXCHANGE OR SALE OF SHARES

ACCOUNT ESTABLISHED WITH YOUR FINANCIAL INTERMEDIARY

ALL REQUESTS       You can exchange or sell shares by having your financial
                   intermediary process your transaction. The financial intermediary through which you purchased shares may have different policies not described in this prospectus, including different transaction limits, exchange policies and sale procedures.

--------------------------------------------------------------------------------

ACCOUNT ESTABLISHED WITH THE FUND

BY MAIL            Mail your exchange or sale request to:

                   REGULAR MAIL RIVERSOURCE FAMILY OF FUNDS
                                C/O BOSTON FINANCIAL
                                P.O. BOX 8041
                                BOSTON, MA 02266-8041

                   EXPRESS MAIL RIVERSOURCE FAMILY OF FUNDS
                                C/O BOSTON FINANCIAL
                                30 DAN ROAD
                                CANTON, MA 02021-2809


--------------------------------------------------------------------------------
S.20

BY MAIL (CONT.)


                   Include in your letter:

                   - your name

                   - the name of the fund(s)

                   - your account number

                   - the class of shares to be exchanged or sold

                   - your Social Security number or Employer Identification
                     number

                   - the dollar amount or number of shares you want to exchange or sell

                   - specific instructions regarding delivery or exchange
                     destination

                   - signature(s) of registered account owner(s)

                   - any special documents the transfer agent may require in
                     order to process your order

                   Corporate, trust or partnership accounts may need to send additional documents.

                   Payment will be mailed to the address of record and made payable to the names listed on the account, unless your request specifies differently and is signed by all owners.

                   A Medallion Signature Guarantee is required if:

                   - Amount is over $50,000.

                   - You want your check made payable to someone other than the registered account owner(s).

                   - Your address of record has changed within the last 30 days.

                   - You want the check mailed to an address other than the
                     address of record.

                   - You want the proceeds sent to a bank account not on file.

                   - You are the beneficiary of the account and the account
                     owner is deceased (additional documents may be required).

                   A Medallion Signature Guarantee assures that a signature is genuine and not a forgery. The financial intermediary providing the Guarantee is financially liable for the transaction if the signature is a forgery. Eligible guarantors include commercial banks, trust companies, savings associations, and credit unions as defined by the Federal Deposit Insurance Act. Note: A guarantee from a notary public is not acceptable.


--------------------------------------------------------------------------------
                                                                            S.21

BY MAIL (CONT.)


                   NOTE: Any express mail delivery charges you pay will vary depending on domestic or international delivery instructions.

--------------------------------------------------------------------------------

BY TELEPHONE       Call (800) 221-2450. Unless you elect not to have telephone exchange and sale privileges, they will automatically be available to you. Reasonable procedures will be used to confirm authenticity of telephone exchange or sale requests.
                   Telephone privileges may be modified or discontinued at any time. Telephone exchange and sale privileges automatically apply to all accounts except custodial, corporate, qualified retirement accounts and trust accounts which the current trustee is not listed. You may request that these privileges
                   NOT apply by writing to the address above.

                   Payment will be mailed to the address of record and made payable to the names listed on the account.

                   Telephone sale requests are limited to $50,000 per day.

--------------------------------------------------------------------------------



BY WIRE OR ACH     You can wire money from your fund account to your bank
                   account. Make sure we have your bank account information on file. If we do not have this information, you will need to send written instructions with your bank's name and a voided check or savings account deposit slip.

                   Call (800) 221-2450 or send a letter of instruction, with a Medallion Signature Guarantee if required, to the address above.

                   A service fee may be charged against your account for each wire sent.

                   Minimum amount:

                   by ACH: $100

                   by wire: $500

                   Your bank or financial intermediary may charge additional fees for wire transactions.

--------------------------------------------------------------------------------



BY SCHEDULED       You may elect to receive regular periodic payments through an
PAYOUT PLAN        automatic sale of shares. See the SAI for more information.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
S.22

CHECK REDEMPTION SERVICE

Class A shares of the money market funds offer check writing privileges. If you have $2000 in a money market fund, you may request checks which may be drawn against your account. You can elect this service on your initial application, or, thereafter. Call (800) 221-2450 for the appropriate forms to establish this service. If you own Class A shares that were both in another fund at NAV because of the size of the purchase, and then exchanged into a money market fund, check redemptions may be subject to a CDSC.

EXCHANGES

Generally, you may exchange your fund shares for shares of the same class of any other publicly offered fund in the RiverSource Family of Funds without a sales charge. For complete information on the fund you are exchanging into, including fees and expenses, read that fund's prospectus carefully. Your exchange will be priced at the next NAV calculated after your transaction request is received in good order. You may be subject to a sales charge if you exchange from a money market fund into an equity or fixed income fund.

IF YOU HOLD YOUR FUND SHARES IN AN ACCOUNT WITH AMERIPRISE FINANCIAL SERVICES, YOU MAY HAVE LIMITED EXCHANGEABILITY WITHIN THE RIVERSOURCE FAMILY OF FUNDS.

MARKET TIMING

SHORT-TERM TRADING AND OTHER SO-CALLED MARKET TIMING PRACTICES ARE FREQUENT TRADING PRACTICES BY CERTAIN SHAREHOLDERS INTENDED TO PROFIT AT THE EXPENSE OF OTHER SHAREHOLDERS BY SELLING SHARES OF A FUND SHORTLY AFTER PURCHASE. MARKET TIMING MAY ADVERSELY IMPACT A FUND'S PERFORMANCE BY PREVENTING THE INVESTMENT MANAGER FROM FULLY INVESTING THE ASSETS OF THE FUND, DILUTING THE VALUE OF SHARES HELD BY LONG-TERM SHAREHOLDERS, OR INCREASING THE FUND'S TRANSACTION COSTS.


--------------------------------------------------------------------------------
                                                                            S.23

FOR A FUND ORGANIZED AS A FUND-OF-FUNDS, ITS ASSETS CONSIST PRIMARILY OF SHARES OF THE UNDERLYING FUNDS IN WHICH IT INVESTS. THE UNDERLYING FUNDS MAY BE MORE SUSCEPTIBLE TO THE RISKS OF MARKET TIMING. FUNDS THAT INVEST DIRECTLY IN SECURITIES THAT TRADE INFREQUENTLY MAY BE VULNERABLE TO MARKET TIMERS WHO SEEK TO TAKE ADVANTAGE OF INEFFICIENCIES IN THE SECURITIES MARKETS. FUNDS AND THE UNDERLYING FUNDS THAT INVEST IN SECURITIES THAT TRADE ON OVERSEAS SECURITIES MARKETS MAY BE VULNERABLE TO MARKET TIMERS WHO SEEK TO TAKE ADVANTAGE OF CHANGES IN THE VALUES OF SECURITIES BETWEEN THE CLOSE OF OVERSEAS MARKETS AND THE CLOSE OF U.S. MARKETS, WHICH IS GENERALLY THE TIME AT WHICH A FUND'S NAV IS CALCULATED. TO THE EXTENT THAT A FUND OR UNDERLYING FUND HAS SIGNIFICANT HOLDINGS OF SMALL CAP STOCKS, FLOATING RATE LOANS, HIGH YIELD BONDS, TAX-EXEMPT SECURITIES OR FOREIGN SECURITIES, THE RISKS OF MARKET TIMING MAY BE GREATER FOR THE FUND THAN FOR OTHER FUNDS. SEE "PRINCIPAL INVESTMENT STRATEGIES OF THE FUND" IN THE "MORE INFORMATION ABOUT THE FUND" SECTION OF THIS PROSPECTUS FOR A DISCUSSION OF THE TYPES OF SECURITIES IN WHICH YOUR FUND INVESTS. SEE "PRICING AND VALUING OF FUND SHARES" FOR A DISCUSSION OF THE FUNDS' POLICY ON FAIR VALUE PRICING, WHICH IS INTENDED, IN PART, TO REDUCE THE FREQUENCY AND EFFECT OF MARKET TIMING.


THE FUNDS' BOARD HAS ADOPTED A POLICY THAT IS DESIGNED TO DETECT AND DETER MARKET TIMING THAT MAY BE HARMFUL TO THE FUNDS. EACH FUND SEEKS TO ENFORCE THIS POLICY THROUGH ITS SERVICE PROVIDERS AS FOLLOWS:

- The fund tries to distinguish market timing from trading that it believes is not harmful, such as periodic rebalancing for purposes of asset allocation or dollar cost averaging or other purchase and exchange transactions not believed to be inconsistent with the best interest of fund shareholders or the Board's policy. The fund uses a variety of techniques to monitor for and detect abusive trading practices. These techniques may vary depending on the type of fund, the class of shares and where the shares are maintained. Under the fund's procedures, there is no set number of transactions in the fund that constitutes market timing. Even one purchase and subsequent sale by related accounts may be market timing. Generally, the fund seeks to restrict the exchange privilege of an investor who makes more than three exchanges into or out of the fund in any 90-day period. Accounts held by a retirement plan or a financial intermediary for the benefit of its participants or clients, which typically engage in daily transactions, are not subject to this limit, although the fund may seek the assistance of financial intermediaries in applying similar restrictions on their participants or clients. The fund's ability to monitor and discourage abusive trading practices in omnibus accounts is more limited.

- The fund may rely on the monitoring policy of a financial intermediary, for example, a retirement plan administrator or similar financial intermediary authorized to distribute the funds, if it determines the policy and procedures of such financial intermediaries are sufficient to protect the fund and its shareholders.


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- If an investor's trading activity is determined to be market timing or otherwise harmful to existing shareholders, the fund reserves the right to modify or discontinue the investor's exchange privilege or reject the investor's purchases or exchanges, including purchases or exchanges accepted by a financial intermediary. The fund may treat accounts it believes to be under common control as a single account for these purposes, although it may not be able to identify all such accounts.

- Although the fund does not knowingly permit market timing, it cannot guarantee that it will be able to identify and restrict all short-term trading activity. The fund receives purchase and sale orders through financial intermediaries where market timing activity may not always be successfully detected.

Other exchange policies:

- Exchanges must be made into the same class of shares of the share class being exchanged out of.

- Exchanges into RiverSource Tax-Exempt Money Market Fund may be made only from Class A shares.

- If your exchange creates a new account, it must satisfy the minimum investment amount for new purchases.

- Once the fund receives your exchange request, you cannot cancel it after the market closes.

- Shares of the purchased fund may not be used on the same day for another exchange or sale.

- New investments in Class A shares of a money market fund may be exchanged for either Class A, Class B or Class C shares of any other publicly offered fund in the RiverSource Family of Funds.

- If you exchange shares from Class A shares of a money market fund to another fund in the RiverSource Family of Funds, any further exchanges must be between shares of the same class. For example, if you exchange from Class A shares of a money market fund into Class B shares of another fund in the RiverSource Family of Funds, you may not exchange from Class B shares of that fund back to Class A shares of a money market fund. Exchange rules for money market funds are illustrated in the following tables.

- Shares of Class W originally purchased, but no longer held in a discretionary managed account, may not be exchanged for Class W shares of another fund. You may continue to hold these shares in the fund. Changing your investment to a different fund will be treated as a sale and purchase, and you will be subject to applicable taxes on the sale and sales charges on the purchase of the new fund.


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                                                                            S.25

- If your shares are subject to a CDSC, you will not be charged a CDSC upon the exchange of those shares. Any CDSC will be deducted when you sell the shares you received from the exchange. The CDSC imposed at that time will be based on the period that begins when you bought shares of the original fund and ends when you sell the shares of the fund you exchanged to.

                                               TO OTHER FUNDS
FROM A MONEY MARKET FUND               -----------------------------
                                       CLASS A    CLASS B    CLASS C
--------------------------------------------------------------------
Class A                                  Yes        Yes        Yes
Class B                                   No        Yes         No
Class C                                   No         No        Yes



                                           TO A MONEY MARKET FUND
FROM OTHER FUNDS                       -----------------------------
                                       CLASS A    CLASS B    CLASS C
--------------------------------------------------------------------
Class A                                  Yes         No         No
Class B                                   No        Yes         No
Class C                                   No         No        Yes


If your initial investment was in a money market fund and you exchange into an equity or fixed income fund, you will pay an initial sales charge if you exchange into Class A and be subject to a CDSC if you exchange into Class B or Class C.

If your initial investment was in Class A shares of an equity or fixed income fund and you exchange shares into a money market fund, you may exchange that amount to another fund, including dividends earned on that amount, without paying a sales charge.

SELLING SHARES

You may sell your shares at any time. The payment will be sent within seven days after your request is received in good order.

When you sell shares, the amount you receive may be more or less than the amount you invested. Your sale price will be the next NAV calculated after your request is received in good order, minus any applicable CDSC.

REPURCHASES. You can change your mind after requesting a sale of shares and use all or part of the sale proceeds to purchase new shares of a fund in the RiverSource Family of Funds. If your original purchase was in Class A or Class B, you may use all or part of the sale proceeds to purchase new Class A shares in any fund account linked together for ROA purposes. Your repurchase will be in Class A shares at NAV, up to the amount of the sale proceeds. For a Class A repurchase on shares that were originally charged a CDSC, the amount of the CDSC will be reinvested at the NAV on the date the repurchase is processed. Repurchases of Class B shares will also be in Class A shares at NAV. Any CDSC paid upon redemption of your Class B shares will not be reimbursed. If your original purchase was in Class C, you will be allowed to reinvest in the

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S.26
same Class C account and fund you originally purchased. In a Class C repurchase, the CDSC you paid will be reinvested and the shares will be deemed to have the original cost and purchase date for purposes of applying the CDSC (if any) to subsequent redemptions. Systematic withdrawals and purchases will be excluded from this policy.

In order for you to take advantage of this repurchase waiver, you must notify your financial intermediary or the fund's transfer agent if your account is held at the fund within 90 days of the date your sale request was processed. Contact your financial intermediary for information on required documentation. The repurchase privilege may be modified or discontinued at any time and use of this option may have tax consequences.

If you sold shares of a Seligman fund on or before February 3, 2009 and wish to repurchase shares, you have the option of taking advantage of the current repurchase policy (described above) within 90 days of the date your sale request was processed, or you may use all or part of your sale proceeds to purchase shares of the fund you sold or any other fund in the RiverSource Family of Funds without paying an initial sales charge or, if you paid a CDSC when you sold your shares, receiving a credit for the applicable CDSC, within 120 days of the date your sale request was processed. Contact your financial intermediary or, if you opened an account directly with the fund, the transfer agent, for more information on the required documentation to complete a repurchase transaction.

The fund reserves the right to redeem in kind.

For more details and a description of other sales policies, please see the SAI.

PRICING AND VALUING OF FUND SHARES

For classes of shares sold with an initial sales charge, the public offering or purchase price is the net asset value plus the sales charge. For funds or classes of shares sold without an initial sales charge, the public offering price is the NAV.

Orders in good form are priced at the NAV next determined after you place your order. Good form or good order means that your instructions have been received in the form required by the fund. This may include, for example, providing the fund name and account number, the amount of the transaction and all required signatures.

The NAV is the value of a single share of the fund. The NAV is determined by dividing the value of the fund's assets, minus any liabilities, by the number of shares outstanding. The NAV is calculated as of the close of business on the New York Stock Exchange (NYSE), normally 4:00 p.m. Eastern time, on each day that the NYSE is open. For a fund organized as a fund-of-funds, the assets will consist primarily of shares of the underlying funds, which are valued at their NAVs. Securities are valued primarily on the basis of market quotations and floating rate loans are valued primarily on the basis of indicative bids. Both market quotations

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                                                                            S.27
and indicative bids are obtained from outside pricing services approved and monitored under procedures adopted by the Board. Certain short-term securities with maturities of 60 days or less are valued at amortized cost.

When reliable market quotations or indicative bids are not readily available, investments are priced at fair value based on procedures adopted by the Board. These procedures are also used when the value of an investment held by a fund or underlying fund is materially affected by events that occur after the close of a securities market but prior to the time as of which the fund's or underlying fund's NAV is determined. Valuing investments at fair value involves reliance on judgment. The fair value of an investment is likely to differ from any available quoted or published price. To the extent that a fund or an underlying fund has significant holdings of small cap stocks, high yield bonds, floating rate loans, tax-exempt securities or foreign securities that may trade infrequently, fair valuation may be used more frequently than for other funds. The funds use an unaffiliated service provider to assist in determining fair values for foreign securities.

Foreign investments are valued in U.S. dollars. Some of a fund's or an underlying fund's securities may be listed on foreign exchanges that trade on weekends or other days when the fund does not price its shares. In that event, the NAV of the fund's or underlying fund's shares may change on days when shareholders will not be able to purchase or sell the fund's or underlying fund's shares.

For money markets funds -- The fund's investments are valued at amortized cost, which approximates market value, as explained in the SAI. Although the fund cannot guarantee it will always be able to maintain a constant net asset value of $1 per share, it will use its best efforts to do so.

DISTRIBUTIONS AND TAXES

As a shareholder you are entitled to your share of your fund's net income and net gains. Each fund distributes dividends and capital gains to qualify as a regulated investment company and to avoid paying corporate income and excise taxes.

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS

Your fund's net investment income is distributed to you as dividends. Dividends may be composed of qualified dividend income, which is eligible for preferential tax rates under current tax law, as well as other ordinary dividend income, which may include dividends which are non-qualified dividends, interest income and short-term capital gains. Because of the types of income earned by fixed income funds, it is unlikely the funds will distribute qualified dividend income. Generally, capital gains are realized when a security is sold for a higher price than was paid for it. Generally, capital losses are realized when a security is sold for a lower price than was paid for it. Typically, each realized capital gain or loss

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is long-term or short-term depending on the length of time the fund held the security. Realized capital gains and losses offset each other. The fund offsets any net realized capital gains by any available capital loss carryovers. Net short-term capital gains, if any, are included in net investment income and are taxable as ordinary income when distributed to the shareholder. Net realized long-term capital gains, if any, are distributed by the end of the calendar year as capital gain distributions. If the fund's distributions exceed its current and accumulated earnings and profits, that portion of the fund's distributions will be treated as a return of capital to the shareholders to the extent of their basis in their shares. A return of capital will generally not be taxable; however, any amounts received in excess of basis are treated as capital gain. Forms 1099 sent to shareholders report any return of capital.

Certain derivative instruments subject the fund to special tax rules, the effect of which may be to accelerate income to the fund, defer fund losses, cause adjustments in the holding periods of fund securities, convert capital gains into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders.

For Seligman TargETFund 2045, Seligman TargETFund 2035, Seligman TargETFund 2025, Seligman TargETF 2015 and Seligman TargETFund Core (the Seligman TargETFunds) -- The Funds may purchase or sell (write) options. In general, option premiums which may be received by the Funds are not immediately included in the income of the Funds. Instead, such premiums are taken into account when the option contract expires, the option is exercised by the holder, or the Funds transfer or otherwise terminate the option. If an option written by a Fund is exercised and such Fund sells or delivers the underlying security, such Fund generally will recognize capital gain or loss equal to (a) the sum of the exercise price and the option premium received by the Fund minus (b) the Fund's basis in the security. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying security. Gain or loss with respect to any termination of a Fund's obligation under an option other than through the exercise of the option and the related sale or delivery of the underlying security generally will be short-term gain or loss. Thus, for example, if an option written by a Fund expires unexercised, such Fund generally will recognize short-term gain equal to the premium received.


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                                                                            S.29

The Seligman TargETFunds generally will pay any dividends from its net investment income and distributes any net capital gains realized on investments at least annually (Seligman TargETFund Core generally will pay dividends from its net investment income on a quarterly basis). Because each Seligman TargETFund may sell underlying ETFs, US government securities and short-term debt instruments: (a) to accommodate redemptions of its shares; (b) in respect of the Target Date Funds, to implement the process of migration; and (c) to adjust the percentages of its assets invested in each underlying ETF, US government securities, short-term debt instruments, cash and cash equivalents in response to economic, market or other conditions or events, and changes in Seligman Time Horizon Matrix (the asset allocation methodology utilized by the Seligman TargETFunds), each Seligman TargETFund may generate net capital gains (including short-term capital gains that are generally taxed to shareholders at ordinary income tax rates) for investors that may be higher than the net capital gains ordinarily incurred by an investor through an investment in another asset allocation fund that has broader investment ranges or an asset allocation strategy designed by the investor. In addition, due to federal income tax laws, each Seligman TargETFund may not fully utilize capital losses (to offset capital gains) from the sale of underlying ETFs at a loss. In addition, underlying ETFs may distribute capital gains to the Seligman TargETFunds.

REINVESTMENTS

Dividends and capital gain distributions are automatically reinvested in additional shares in the same class of the fund unless you request distributions in cash. The financial intermediary through which you purchased shares may have different policies.

Distributions are reinvested at the next calculated NAV after the distribution is paid. If you choose cash distributions, you will receive cash only for distributions declared after your request has been processed.

TAXES

If you buy shares shortly before the record date of a distribution, you may pay taxes on money earned by the fund before you were a shareholder. You will pay the full pre-distribution price for the shares, then receive a portion of your investment back as a distribution, which may be taxable.

For tax purposes, an exchange is considered a sale and purchase, and may result in a gain or loss. A sale is a taxable transaction. Generally, if you sell shares for less than their cost, the difference is a capital loss or if you sell shares for more than their cost, the difference is a capital gain. Your gain may be short term (for shares held for one year or less) or long term (for shares held for more than one year).


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S.30

You may not create a tax loss or reduce a tax gain, based on paying a sales charge, by exchanging shares before the 91st day after the day of purchase. If you buy Class A shares and exchange into another fund before the 91st day after the day of purchase, you may not be able to include the sales charge in your calculation of tax gain or loss on the sale of the first fund you purchased. The sales charge may be included in the calculation of your tax gain or loss on a subsequent sale of the second fund you purchased. For more information, see the SAI.

REITs often do not provide complete tax information until after the calendar year-end; generally mid to late January and continuing through early February. Consequently, if your fund has significant investments in REITs, you may not receive your Form 1099-DIV until February. Other RiverSource funds tax statements are generally mailed in January.

FOR SELIGMAN TARGETFUNDS. Each of the Target Date Funds will automatically be combined with Seligman TargETFund Core during their respective target years. The investment manager expects each of these combinations to be effected as an acquisition of the assets and liabilities of the applicable Target Date Fund in exchange for shares of Seligman TargETFund Core at net asset value, with the shares of Seligman TargETFund Core then distributed to shareholders of the applicable Target Date Fund. Based on current tax rules, the investment manager expects the combination to be effected in a non-taxable transaction. Changes in such tax rules or other applicable law could negatively impact the combination of a Target Date Fund with Seligman TargETFund Core.

FOR TAXABLE FUNDS. Distributions related to shares not held in IRAs or other retirement accounts are subject to federal income tax and may be subject to state and local taxes in the year they are declared. You must report distributions on your tax returns, even if they are reinvested in additional shares.

Shares held in an IRA or qualified retirement account are generally subject to different tax rules. Taking a distribution from your IRA or qualified retirement plan may subject you to federal taxes, withholding, penalties and reporting requirements. Please consult your tax advisor.

Income received by a fund may be subject to foreign tax and withholding. Tax conventions between certain countries and the U.S. may reduce or eliminate these taxes.

FOR TAX-EXEMPT FUNDS. Dividends distributed from interest earned on tax-exempt securities (exempt-interest dividends) are exempt from federal income taxes but may be subject to state and local taxes and potentially the alternative minimum tax. Dividends distributed from net capital gains, if any, and other income earned are not exempt from federal income taxes. Any taxable distributions are taxable in the year the fund declares them regardless of whether you take them in cash or reinvest them.


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                                                                            S.31

Interest on certain private activity bonds is a preference item for purposes of the individual and corporate alternative minimum tax. To the extent the fund earns such income, it will flow through to its shareholders and may affect those shareholders who are subject to the alternative minimum tax. See the SAI for more information.


Because interest on municipal bonds and notes is generally tax-exempt for federal income tax purposes, any interest on money you borrow that is used directly or indirectly to purchase fund shares is not deductible on your federal income tax return. You should consult a tax advisor regarding its deductibility for state and local income tax purposes.


FOR A FUND ORGANIZED AS A FUND-OF-FUNDS. Because most of the fund's investments are shares of underlying funds, the tax treatment of the fund's gains, losses, and distributions may differ from the tax treatment that would apply if either the fund invested directly in the types of securities held by the underlying funds or the fund shareholders invested directly in the underlying funds. As a result, fund shareholders may recognize higher amounts of capital gain distributions or ordinary income dividends than they otherwise would.


IMPORTANT: This information is a brief and selective summary of some of the tax rules that apply to an investment in a fund. Because tax matters are highly individual and complex, you should consult a qualified tax advisor. See the SAI for more information.


GENERAL INFORMATION

AVAILABILITY AND TRANSFERABILITY OF FUND SHARES

Please consult with your financial intermediary to determine the availability of the funds. The funds may only be purchased or sold directly or through financial intermediaries authorized by the distributor to offer the funds. NOT ALL FINANCIAL INSTITUTIONS ARE AUTHORIZED TO SELL THE RIVERSOURCE FAMILY OF FUNDS AND CERTAIN FINANCIAL INTERMEDIARIES THAT OFFER THE RIVERSOURCE FAMILY OF FUNDS MAY NOT OFFER ALL FUNDS ON ALL INVESTMENT PLATFORMS. If you set up an account at a financial intermediary that does not have, and is unable to obtain, a selling agreement with the distributor, you will not be able to transfer fund holdings to that account. In that event, you must either maintain your fund holdings with your current financial intermediary, find another financial intermediary with a selling agreement, or sell your shares, paying any applicable CDSC. Please be aware that transactions in taxable accounts are taxable events and may result in income tax liability.

ADDITIONAL SERVICES AND COMPENSATION

In addition to acting as the fund's investment manager, RiverSource Investments and its affiliates also receive compensation for providing other services to the funds.


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S.32

Administration Services. Ameriprise Financial, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, provides or compensates others to provide administrative services to the funds. These services include administrative, accounting, treasury, and other services. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses of the Fund."

Distribution and Shareholder Services. RiverSource Fund Distributors, Inc., 50611 Ameriprise Financial Center, Minneapolis, Minnesota 55474, (the distributor), provides underwriting and distribution services to the funds. Under the Distribution Agreement and related distribution and shareholder servicing plans, the distributor receives distribution and shareholder servicing fees. The distributor may retain a portion of these fees to support its distribution and shareholder servicing activity. The distributor reallows the remainder of these fees (or the full fee) to the financial intermediaries that sell fund shares and provide services to shareholders. Fees paid by a fund for these services are set forth under "Distribution and/or service (12b-1) fees" in the expense table under "Fees and Expenses of the Fund." More information on how these fees are used is set forth under "Investment Options -- Classes of Shares" and in the SAI. The distributor also administers any sales charges paid by an investor at the time of purchase or at the time of sale. See "Shareholder Fees (fees paid directly from your investment)" under "Fees and Expenses of the Fund" for the scheduled sales charge of each share class. See "Buying and Selling Shares, Sales Charges" for variations in the scheduled sales charges, and for how these sales charges are used by the distributor. See "Other Investment Strategies and Risks" for the funds' policy regarding directed brokerage.

Transfer Agency Services. RiverSource Service Corporation, 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 (the transfer agent or RiverSource Service Corporation), provides or compensates others to provide transfer agency services to the funds. The funds pay the transfer agent a fee that varies by class, as set forth in the SAI, and reimburses the transfer agent for its out-of-pocket expenses incurred while providing these transfer agency services to the funds. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses of the Fund." RiverSource Service Corporation pays a portion of these fees to financial intermediaries that provide sub-recordkeeping and other services to fund shareholders. The SAI provides additional information about the services provided and the fee schedules for the transfer agent agreements.


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                                                                            S.33

Plan Administration Services. Under a Plan Administration Services Agreement, the fund pays for plan administration services, including services such as implementation and conversion services, account set-up and maintenance, reconciliation and account recordkeeping, education services and administration to various plan types, including 529 plans, retirement plans and Health Savings Accounts. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses of the Fund."

PAYMENTS TO FINANCIAL INTERMEDIARIES

The distributor and its affiliates make or support additional cash payments out of their own resources (including profits earned from providing services to the fund) to financial intermediaries, in connection with agreements between the distributor and financial intermediaries pursuant to which these financial intermediaries sell fund shares and provide services to their clients who are shareholders of the fund. These payments and intercompany allocations (collectively, "payments") do not change the price paid by investors in the fund or fund shareholders for the purchase or ownership of fund shares of the fund, and these payments are not reflected in the fees and expenses of the fund, as they are not paid by the fund.

In exchange for these payments, a financial intermediary may elevate the prominence or profile of the fund within the financial intermediary's organization, and may provide the distributor and its affiliates with preferred access to the financial intermediary's registered representatives or preferred access to the financial intermediary's customers. These arrangements are sometimes referred to as marketing and/or sales support payments, program and/or shareholder servicing payments, or revenue sharing payments. These arrangements create potential conflicts of interest between a financial intermediary's pecuniary interest and its duties to its customers, for example, if the financial intermediary receives higher payments from the sale of a certain fund than it receives from the sale of other funds, the financial intermediary or its representatives may be incented to recommend or sell shares of the fund where it receives or anticipates receiving the higher payment instead of other investment options that may be more appropriate for the customer. Employees of Ameriprise Financial and its affiliates, including employees of affiliated broker-dealers, may be separately incented to recommend or sell shares of the fund, as employee compensation and business unit operating goals at all levels are tied to the company's success. Certain employees, directly or indirectly, may receive higher compensation and other benefits as investment in the fund increases. In addition, management, sales leaders and other employees may spend more of their time and resources promoting Ameriprise Financial and its subsidiary companies, including RiverSource Investments and the distributor, and the products they offer, including the fund.


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S.34

These payments are typically negotiated based on various factors including, but not limited to, the scope and quality of the services provided by the financial intermediary, its reputation in the industry, its ability to attract and retain assets, its access to target markets, its customer relationships, the profile the fund may obtain within the financial intermediary, and the access the distributor or other representatives of the fund may have within the financial intermediary for advertisement, training or education, including opportunities to present at or sponsor conferences for the registered representatives of the financial intermediary and its customers.

These payments are usually calculated based on a percentage of fund assets owned through the financial intermediary and/or as a percentage of fund sales attributable to the financial intermediary. Certain financial intermediaries require flat fees instead of, or in addition to, these asset-based fees as compensation for including or maintaining a fund on their platforms, and, in certain situations, may require the reimbursement of ticket or operational charges -- fees that a financial intermediary charges its registered representatives for effecting transactions in the fund. The amount of payment varies by financial intermediary (e.g., initial platform set-up fees, ongoing maintenance or service fees, or asset or sales based fees). The amount of payments also varies by the type of sale. For instance, purchases of one fund may warrant a greater or lesser amount of payments than purchases of another fund. Additionally, sale and maintenance of shares on a stand alone basis may result in a greater or lesser amount of payments than the sale and maintenance of shares made through a plan, wrap or other fee-based program. Payments to affiliates may include payments as compensation to employees of RiverSource Investments who are licensed by the distributor in respect of certain sales and solicitation activity on behalf of the fund. These payments may be and often are significant. Additional information concerning the amount and calculation of these payments is available in the fund's SAI.

Payments to affiliated broker-dealers are within the range of the payments the distributor pays to similarly-situated third party financial intermediaries and the payments such affiliated broker-dealers receive from third party fund sponsors related to the sale of their sponsored funds. However, because of the large amount of fund assets (from the RiverSource Family of Funds, in aggregate) currently held in customer accounts of the affiliated broker-dealers, the distributor and its affiliates, in the aggregate, pay significantly more in absolute dollars than other third-party fund sponsors pay to the affiliated broker-dealers for the sale and servicing of their sponsored funds. This level of payment creates potential conflicts of interest which the affiliated broker-dealers seek to mitigate by disclosure and implementation of internal controls, as well as the rules and regulations of applicable regulators.


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                                                                            S.35

From time to time, to the extent permitted by SEC and FINRA rules and by other applicable laws and regulations, the distributor and its affiliates may make other reimbursements or payments to financial intermediaries or their registered representatives, including non-cash compensation, in the form of gifts of nominal value, occasional meals, tickets, or other entertainment, support for due diligence trips, training and educational meetings or conference sponsorships, support for recognition programs, and other forms of non-cash compensation permissible under regulations to which these financial intermediaries and their representatives are subject. To the extent these are made as payments instead of reimbursement, they may provide profit to the financial intermediary to the extent the cost of such services was less than the actual expense of the service.

The financial intermediary through which you are purchasing or own shares of the fund has been authorized directly or indirectly by the distributor to sell the fund and/or to provide services to you as a shareholder of the fund. Investors and current shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations they receive relating to fund shares. If you have questions regarding the specific details regarding the payments your financial intermediary may receive from the distributor or its affiliates related to your purchase or ownership of the fund, please contact your financial intermediary. The SAI contains additional detail regarding payments made by the distributor to financial intermediaries.

The payments described in this section are in addition to fees paid by the fund to the distributor under 12b-1 plans, which fees may be used to compensate financial intermediaries for the distribution of fund shares and the servicing of fund shareholders, or paid by the fund to the transfer agent under the transfer agent agreement or plan administration agreement, which fees may be used to support networking or servicing fees to compensate financial intermediaries for supporting shareholder account maintenance, sub-accounting, plan recordkeeping or other services provided directly by the financial intermediary to shareholders or plans and plan participants, including retirement plans, 529 plans, Health Savings Account plans, or other plans, where participants beneficially own shares of the fund.

Financial institutions may separately charge you additional fees. See "Buying and Selling Shares."

ADDITIONAL MANAGEMENT INFORMATION

AFFILIATED PRODUCTS. RiverSource Investments serves as investment manager to all funds in the RiverSource Family of Funds, including those that are structured to provide asset-allocation services to shareholders of those funds by investing in shares of other funds (funds of funds) in the RiverSource Family of Funds (collectively referred to as underlying funds) and to discretionary managed accounts (collectively referred to as affiliated products) that invest exclusively in underlying funds. These affiliated products, individually or collectively, may own

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a significant percentage of the outstanding shares of the underlying funds, and RiverSource Investments seeks to balance potential conflicts between the affiliated products and the underlying funds in which they invest. The affiliated products investment in the underlying funds may also have the effect of creating economies of scale (including lower expense ratios) because the affiliated products may own substantial portions of the shares of underlying funds and, comparatively, a redemption of underlying fund shares by one or more affiliated products could cause the expense ratio of an underlying fund to increase as its fixed costs would be spread over a smaller asset base. Because of these large positions of the affiliated products, the underlying funds may experience relatively large purchases or redemptions. Although RiverSource Investments may seek to minimize the impact of these transactions, for example, by structuring them over a reasonable period of time or through other measures, underlying funds may experience increased expenses as they buy and sell securities to manage these transactions. When RiverSource Investments structures transactions over a reasonable period of time in order to manage the potential impact of the buy and sell decisions for the affiliated products, these affiliated products, including funds of funds, may pay more or less for shares of the underlying funds than if the transactions were executed in one transaction. In addition, substantial redemptions by the affiliated products within a short period of time could require the underlying fund to liquidate positions more rapidly than would otherwise be desirable, which may have the effect of reducing or eliminating potential gain or causing the underlying fund to realize a loss. Substantial redemptions may also adversely affect the ability of the investment manager to implement the underlying fund's investment strategy. RiverSource Investments also has an economic conflict of interest in determining the allocation of the affiliated products' assets among the underlying funds as it earns different fees from the underlying funds. RiverSource Investments monitors expense levels of the funds and is committed to offering funds that are competitively priced. RiverSource Investments reports to the Board on the steps it has taken to manage any potential conflicts. See the SAI for information on the percent of the fund owned by affiliated products.

CASH RESERVES. A fund may invest its daily cash balance in a money market fund selected by RiverSource Investments, including but not limited to RiverSource Short-Term Cash Fund (Short-Term Cash Fund), a money market fund established for the exclusive use of funds in the RiverSource Family of Funds and other institutional clients of RiverSource Investments. While Short-Term Cash Fund does not pay an advisory fee to RiverSource Investments, it does incur other expenses, and is expected to operate at a very low expense ratio. A fund will invest in Short-Term Cash Fund or any other money market fund selected by RiverSource Investments only to the extent it is consistent with the fund's investment objectives and policies. Short-Term Cash Fund is not insured or guaranteed by the FDIC or any other government agency.


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FUND HOLDINGS DISCLOSURE. The Board has adopted policies and procedures that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the securities owned by a fund. A description of these policies and procedures is included in the SAI.

LEGAL PROCEEDINGS. Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the fund is not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the fund or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the fund. Information regarding certain pending and settled legal proceedings may be found in the fund's shareholder reports and in the SAI. Additionally, Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.


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Funds in the RiverSource Family of Funds -- which include funds offered under the RiverSource, RiverSource Partners, Threadneedle and Seligman brands -- can be purchased from authorized financial intermediaries.


Additional information about the Fund and its investments is available in the Fund's SAI, and annual and semiannual reports to shareholders. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The SAI is incorporated by reference in this prospectus. For a free copy of the SAI, the annual report, or the semiannual report, or to request other information about the fund, contact the RiverSource Family of Funds or your financial intermediary. To make a shareholder inquiry, contact the financial intermediary through whom you purchased the Fund.


RiverSource Family of Funds
734 Ameriprise Financial Center
Minneapolis, MN 55474
(800) 221-2450


RiverSource Family of Funds information available at:
riversource.com/prospectus (for RiverSource and Threadneedle funds) or seligman.com/fund/list (for Seligman funds)



Information about the Fund, including the SAI, can be viewed at the Securities and Exchange Commission's (Commission) Public Reference Room in Washington, D.C. (for information about the public reference room call 1-202-551-8090). Reports and other information about the fund are available on the EDGAR Database on the Commission's Internet site at www.sec.gov. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing to the Commission's Public Reference Section, Washington, D.C. 20549-1520.



Investment Company Act File #811-722



(RIVERSOURCE INVESTMENTS LOGO)                               S-6426-99 AF (1/10)